Exhibit 10.36

            UNITED STATES HEALTH CARE SYSTEMS OF PENNSYLVANIA, INC.,
                   dba THE HEALTH MAINTENANCE ORGANIZATION OF
                             PENNSYLVANIA, INC. dba
                                 U.S. HEALTHCARE

                              GROUP MASTER CONTRACT

United States Health Care Systems of Pennsylvania, Inc., dba The Health Maintenance Organization of Pennsylvania, Inc. dba US Healthcare (referred to in this Contract as "HMO") operates a comprehensive prepaid program of health care which provides health care services and benefits to Members in order to protect and promote their health and preserve and enhance patient dignity.

HMO agrees with the Contract Holder, subject to all the conditions and provisions of this Contract, to provide the services and benefits and other rights and privileges which are set forth in this Contract, as may be revised or amended from time to time.

This Contract and all attachments and endorsements incorporated herein by reference are delivered by HMO in consideration of the Contract Holder's payment of premiums and shall take effect on the Contract Effective Date.

Under the Contract, the Subscriber engages HMO to make arrangements through which medical and hospital benefits may be accessed in accordance with the covenants and conditions hereafter provided and in reliance upon the statements of each Subscriber in his/her Enrollment Application.

The Contract is not in lieu of and does not affect any requirement for coverage by Workmen's Compensation Insurance.

This Contract is governed by the laws of the state in which filed. The Contract specifications and the conditions and provisions on this and the following pages, including the cover sheet, any amendments, riders or endorsements included at delivery or added thereafter, are part of the Contract.

NO SERVICES ARE DELIVERABLE UNDER THIS CONTRACT IN THE ABSENCE OF PAYMENT OF CURRENT PREMIUMS SUBJECT TO THE 30-DAY GRACE PERIOD AND SECTION VIII.A OF THIS GROUP MASTER CONTRACT.

                             SECTION I - DEFINITIONS

The following words and phrases when used in this Contract shall have, unless the context clearly indicates otherwise, the meaning given to them below:

1. Contract. This Group Master Contract issued to the Contract Holder by HMO and as subsequently amended by operation of law and as filed with and approved by applicable public authority.



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HMO/PA Group Master Contract Page 2

2. Contract Holder. An employer or organization who agrees to remit the premiums for coverage payable to HMO. The Contract Holder shall act only as an agent of HMO Members in the Contract Holder's Group, and shall not be the agent of HMO for any purpose.

3. Coordination of Benefits. A Coordination of Benefits (COB) provision is one that is intended to avoid claims payment delays and duplication of benefits when a person is covered by two or more Plans providing benefits or services for medical, dental or other care or treatment. It avoids claims payment delays by establishing an order in which Plans pay their claims and providing the authority for the orderly transfer of information needed to pay claims promptly. It avoids duplication of benefits by permitting a reduction of the benefits of a Plan when, by the rules established by this provision it does not have to pay its benefits first. This provision does not apply to student accident or group hospital indemnity plans.

4. Copayment. An amount required to be paid by or on behalf of a Member in connection with benefits set forth in Section 11 of this Contract.

5. Custodial or Domiciliary Care. Any type of care that does not meet the requirements of post-hospital Skilled Nursing Facility Care as defined by the Medicare Law and set forth in 42 CFR Part 409.30 et seq. Custodial care includes but is not limited to any type of care where the primary purpose of the total care provided is to attend to the Member's daily living activities which do not entail or require the continuing attention of trained medical or paramedical personnel (for example, assistance in walking, getting in and out of bed, bathing, dressing, feeding, using the toilet, changes of dressings of noninfected, post operative or chronic conditions, preparation of special diets, supervision of medication which can be self-administered by Members, general maintenance care of colostomy or ileostomy, routine services to maintain other service which, in the sole determination of HMO, based on medically accepted standards can be safely and adequately self-administered or performed by the average non-medical person without the direct supervision of trained medical or paramedical personnel, regardless of who actually provides the service}.

6. Dependent. Any person in a Subscriber's family who meets all the eligibility requirements of Section IV.B of this Contract, has enrolled in HMO, and is subject to premium requirements set forth in Section X of this Contract.

7. Detoxification. The process whereby an alcohol or drug intoxicated or alcohol or drug dependent person is assisted, in a facility licensed by the Department of Health, through the period of time necessary to eliminate, by metabolic or other means, the intoxicating alcohol or drug, alcohol or drug dependent factors or alcohol in combination with drugs as determined by a licensed physician, while keeping the physiological risk to the patient at a minimum.

8. Effective Date. The commencement date of coverage under this Contract as shown on the records of HMO.

9.   Emergency  Service.   Professional   health  services  medically  necessary
     immediately to preserve life or stabilize health, available on an inpatient or outpatient basis, 24 hours per day, seven days per week.



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HMO/PA Group Master Contract  Page 3

10. Group. Those employees in the eligible class(es) as shown on the Cover Sheet of this Contract who enroll in HMO and whose premiums are remitted to HMO by the Contract Holder.

11.  Health  Professionals.   Physicians  and  other  professionals,   including
     certified nurse midwives, who are engaged in the delivery of health care services and who are licensed if required by law.

12. Homebound Member. A Member who is confined to the home due to an illness or injury which makes leaving the home medically contraindicated or which restricts his ability to leave his place of residence except with the aid of supportive devices, the use of special transportation, or the assistance of another person.

13. Home Health Services. Those items and services defined as "home health services" by the Medicare Law and set forth in 42 CFR Part 417.101 et seq., if approved and coordinated in advance by HMO and provided upon the prior written or verbal referral and direction of the Member's Primary Care Physician. These services include: (a) Skilled nursing services, provided by or under the supervision of a registered professional nurse to a Homebound Member; (b) Services of a home health aide, rendered to a Homebound Member under the supervision of a registered professional nurse, or if appropriate, a qualified speech or physical therapist, provided, however, that the primary purpose of the total Home Health Services rendered to the Member is skilled in nature; (c) Medical Social Services rendered to a Homebound Member by or under the supervision of a qualified medical or psychiatric social worker, in conjunction with other Home Health Services, if the Primary Care Physician certifies that such services are essential for the effective treatment of the Member's medical condition;
     (d) short-term physical or speech therapy provided by or under the supervision of a qualified speech pathologist or physical therapist as set forth in Section II.H of the Group Master Contract and short-term occupational therapy (except for vocational rehabilitation or employment counseling) rendered by or under the supervision of a qualified occupational therapist in connection with other Home Health Services, provided the Member's Primary Care Physician certifies that such services will result in significant practical improvement in Member's condition within a sixty (60) day period.

14 Home Health Agency. Any organization certified as a home health agency under the Medicare law or otherwise approved by HMO for the delivery of non-physician patient care in the home of a Member.

15. Hospital. An institution rendering inpatient and outpatient services, accredited as a Hospital by either the Joint Commission on Accreditation of Health Care Facilities or the Bureau of Hospitals of the American
     Osteopathic Association. A Hospital may be a general, acute care institution or a specialty institution provided that, in either case, it is appropriately accredited as aforesaid, and licensed by the proper state authorities.

16. Hospital Services. Those services which are listed in Section II of this Contract.

17. Medical Services. Those professional services of physicians, paramedical personnel, certified nurse midwives and other health professionals including medical, surgical, diagnostic, therapeutic, preventive care and birthing facility services.

18. Medical Social Services. Services of a medical or psychiatric social worker which are provided by Participating Providers, upon the prior written referral of the Member's



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HMO/PA Group Master Contract Page 4

     Primary Care Physician, to assess and assist the Member in resolving, if possible, emotional, marital and environmental factors related to the Member's illness, need for care, response to treatment and adjustment to care. Medical Social Services shall also include counseling services provided to the Member upon the prior written referral of the Member's Primary Care Physician and the provision to the Member of information, if available, relating to community health and social welfare agencies and related family counseling services, of which the Member may avail himself but which are not covered by HMO.

19. Medically Necessary or Medical Necessity. Appropriate and necessary services as determined by HMO which are rendered to a Member for a condition requiring, according to generally accepted principles of good medical practice, the diagnosis or direct care and treatment of an illness or injury and which are not provided only as a convenience.

20. Medicare Law. Title XVIII of the federal Social Security Act and all amendments and successors thereto.

21.  Member. A Subscriber or Dependent as defined in this Section.

22. Non-Hospital Facility. A facility, licensed by the Department of Health, for the care or treatment of alcohol or drug dependent persons, except for transitional living facilities.

23. Non-Hospital Residential Care. The provision of medical, nursing, counseling or therapeutic services to patients suffering from alcohol or drug abuse or dependency in a residential environment, according to individualized treatment plans.

24. Open Enrollment Period. A period of not less than ten (10) consecutive working days, each calendar year, when eligible employees of Contract
     Holder may enroll in HMO without a waiting period or exclusion or limitation based on health status or, if already enrolled in HMO, may transfer to an alternative health plan offered by Contract Holder.

25. Outpatient Care. The provision of medical, nursing, counseling or therapeutic services to a Member who does not require an overnight stay in a hospital or non-hospital facility on a regular and predetermined schedule, according to an individualized treatment plan.

26. Participating Gynecologist. A Specialist Gynecological Physician who has contracted with HMO to provide annual gynecological examination services to members. A referral from the Participating Primary Physician is not required for this service when the Member chooses a Participating Gynecologist that is shown on the Member's Identification Card.

27. Partial Hospitalization. The provision of medical, nursing, counseling or therapeutic services on a planned and regularly scheduled basis in a hospital or non-hospital facility licensed as an alcoholism or drug abuse treatment program by the Department of Health, designed for a patient or client who would benefit from more intensive services than are offered in outpatient treatment but who does not require inpatient care.

28. Participating Home Health Agency. A Home Health Agency which has entered into a contractual agreement with HMO to provide home health services as described in



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HMO/PA Group Master Contract Page 5

     Section II of this Contract, to Members on a per visit or otherwise agreed upon basis.

29. Participating Hospital. A Hospital which has entered into a contractual agreement with HMO to provide services as described in Section II of this Contract, to Members on a per diem or otherwise agreed upon basis.

30. Participating Mental Health Provider. A licensed professional providing diagnostic, therapeutic or psychological services who has entered into a contractual agreement with HMO. HMO may contract with Participating Mental Health Providers on a geographic and/or per capita basis.

31. Participating Physician. A Primary Care Physician, Specialist Physician, or other Health Professional who has contracted with HMO to provide medical care and services to Members.

32. Participating Provider. A Provider which or who has entered into a contractual agreement with HMO for the provision of services to Members on an agreed upon basis.

33. Participating Skilled Nursing Facility. A Skilled Nursing Facility which has entered into a contractual agreement with HMO to provide skilled nursing facility services, as described in Section II of this Contract, to Members on a per diem or otherwise agreed upon basis.

34. Part-Time or Intermittent Services. Covered services provided to a Member on an infrequent basis, for no more than three hours a day, three days a week or, on occasion; for up to eight hours a day, seven days a week if medically necessary, recommended by the Primary Care Physician for a limited period of time, and approved in advance by HMO.

35. Physician. A duly licensed member of a medical profession, practicing within the scope of such license.

36.  Physical Therapy. Therapy using physical modalities to achieve its goals.

37. Plan/Another Plan/The Plan. Any of these which provides benefits or services for, or because of, medical or dental care or treatment:

     1. Group insurance or group-type coverage, whether insured or uninsured. This includes prepayment, group practice or individual practice coverage. Coverage other than school accident-type coverage and Group hospital indemnity contracts of $100 per day or less are excluded.

     2. Coverage under a governmental plan, or coverage required or provided by law. This does not include a state plan under Medicaid (Title XIX, Grants to States for Medical Assistance Programs, of the United States Social Security Act, as amended from time to time). In addition, the "Plan" shall not include a law or plan when, by law, its benefits are excess to those of any private insurance plan or other non-government plan.

38. Primary Care Physician. A Physician who supervises, coordinates and provides initial care and basic medical services as a general or family care practitioner, or in some



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HMO/PA Group Master Contract Page 6

     cases, as an internist or a pediatrician to Members; initiates their referral for specialist care and maintains continuity of patient care.


39. Provider. A Physician, Health Professional, Hospital, Skilled Nursing Facility, Home Health Agency or other entity or person providing services to Members under this Contract.

40. Skilled Nursing Facility. An institution or a distinct part of an institution that is licensed or approved under state or local law, and which is primarily engaged in providing skilled nursing care and related services as a skilled nursing facility, extended care facility, or nursing care facility approved by the Joint Commission on Accreditation of Health Care Organizations or the Bureau of Hospitals of the American Osteopathic Association, or as a certified skilled nursing facility under Medicare law, or as otherwise determined by HMO to meet the reasonable standards applied by any of the aforesaid authorities.

41. Specialist Physician. A Physician who provides medical care in any generally accepted medical or surgical specialty or subspecialty.

42.  Subscriber.  A person who meets all applicable eligibility  requirements of
     Section IV.A of this Contract, has enrolled in HMO, and is subject to premium requirements set forth in Section X of this Contract.

43. Substance Abuse. Any use of alcohol or drugs which produces a pattern of pathological use causing impairment in social or occupational functioning or which produces physiological dependency evidenced by physical tolerance or withdrawal.

                              SECTION II - BENEFITS

A. Outpatient Benefits. Except in an emergency as described in Section II.G of this Contract, the following services will be provided to Members when medically necessary and only at or through the Primary Care Physician's office that is shown on Member's Identification Card, or elsewhere upon prior written referral by Member's Primary Care Physician:


     1. Office visits during office hours, and during non-office hours when medically necessary. Member is responsible for a copayment for each such visit in the amount shown on the Copayment Schedule, as may be amended from time to time upon filing with and approval by the applicable public authority and agreed to by the Contract Holder, (hereinafter the "current Copayment Schedule").

     2.   Home  visits  by  Member's   Primary  Care  Physician  when  medically
          necessary. Member is responsible for a copayment for each home visit in the amount shown on the current Copayment Schedule.

     3.   Periodic health evaluations to include:

          a. Well child care from birth including immunizations and booster doses of all immunizing agents used in child immunizations which, as determined by the Pennsylvania Department of Health conform to the standards of the (Advisory Committee on Immunization Practices of the Center for disease Control), U.S. Department of Health and



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HMO/PA Group Master Contract Page 7


               Human Services Immunization benefits are exempt from deductible and dollar limits;

          b    Routine physical examinations;

          c.   Pelvic examinations;

          d.   Routine ear and hearing examinations;

          e. Routine allergy injections and immunizations (but not if solely for the purpose of travel); and

          f.   Routine eye examinations;

          g. For children through age 11, preventive dental care at HMO Participating Dental Facilities, limited to:

               1)   Oral  prophylaxis   (cleaning)  as  necessary;

               2) Topical application of fluorides and the prescription of fluorides for systematic use when not available in the community water supply; and

               3)   Oral examination and hygiene instruction.

               Copayment: Member is responsible for a copayment in the amount listed on the attached Schedule of Benefits for the Primary Dentist Visit.

     4.   Diagnostic   Services   including   laboratory  and  x-ray   services,
          laboratory specimen collection, EKGs and other diagnostic services.

          a. Female members age 40 or older are entitled to one routine mammography by a participating provider every contract year. Member is required to obtain a referral from their participating primary care physician to their participating provider prior to receiving this benefit.

     5.   Casts and dressings.

     6. Short term rehabilitation services and Physical therapy (see II.H) when Member's Primary Care Physician certifies that these services will result in a significant improvement in Member's condition within a sixty (60) day period.

     7. Emergency care. Member's Primary Care Physician provides or arranges for on call coverage twenty-four (24) hours a day, seven (7) days a week.

     8.   Ambulance service is provided:

          a. in an emergency, but subject to the notification requirements set forth in Section II.G of this Contract; or

          b. when certified as medically necessary by Member's Primary Care Physician and approved in advance by HMO.

     9. Health education and information. Periodically health education and health care information literature is made available to a Member at no expense to the member.

     10. Home Health Services as defined in Section I.A.13, and Hospice services provided upon the prior written referral of the Member's Primary Care Physician for the palliative care of a Member's terminal illness.



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HMO/PA Group Master Contract    Page 8

     11. Infertility services. except injectables and infertility related supplies, and other services listed in Section III.B.25.

     12. Initial provision of prosthetic appliances and initial provision of orthopedic braces, with shoes when necessary, used to treat congenital defects. Instruction and appropriate services required for Member to properly use the item (such as attachment or insertion). False teeth and other items listed in Section III.B.13 are excluded.

     13. Manipulative Services are available through the Participating Provider Network upon referral from Member's Primary Care Physician or by selecting an Osteopathic Physician who provides these services as the Member's Primary Care Physician.

     14. Medical Social Services as listed in Section II.F. Copayment. Member is responsible for a copayment in the amount shown for Primary Care Physician visits, routine eye exam visits and routine gynecological visits on the current Copayment Schedule.

B.   Specialist  Physician  Benefits.  Except in an  emergency  as  described in
     Section II.G of this Contract, benefits will be provided to the Member by a Participating Specialist Physician at his office or at a Participating Hospital outpatient department during office or business hours upon prior written referral by Member's Primary Care Physician. A referral for the routine gynecological exam is not required if the Member has chosen a Participating Gynecologist that is shown on the Member's Identification Card. Services include but are not limited to the following:

     1. Allergy Care (except routine injections, which must be administered by Member's Participating Primary Care Physician)

     2.   Anesthesia

     3.   Cardiology

     4.   Endocrinology

     5.   Gynecology and Obstetrics

     6.   Internal Medicine

     7.   Neurology

     8.   Oncology

     9.   Ophthalmology

     10. Oral Surgery (limited to bony impactions of teeth, bone fractures, removal of tumors and orthodontogenic cysts or other HMO approved surgical procedures)

     11.  Orthopedics

     12.  Otolaryngology

     13.  Pathology

     14.  Pediatrics

     15.  Pulmonology

     16.  Radiology (except dental x-rays, unless related to covered services)

     17.  Surgery

     18.  Urology

Copayment. Member is responsible for a copayment in the amount shown for Specialist Physician Office Visits on the current Copayment Schedule.


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HMO/PA Group Master Contract   Page 9

     Emergency. In an emergency as described in Section II.G of this Contract, the services listed above will be covered without prior written referral, subject to all conditions and requirements set forth in Section II.G.

C. Inpatient Hospital & Skilled Nursing Facility Benefits. A Member who is hospitalized by a Participating Physician upon prior written referral from the Member's Primary Care Physician, provided the admission has been precertified by HMO, is entitled to the following benefits when medically necessary only at Participating Hospitals and Participating Skilled Nursing Facilities (or at non-participating facilities upon prior written authorization by HMO); however, Participating Skilled Nursing Facilities benefits are limited to those which are medically necessary and which constitute Skilled Nursing Care as defined by the Medicare law:

     1.   Semi-private room and board accommodations

     2. Private accommodations will be provided when medically necessary upon certification of Member's Primary Care Physician. A Member who occupies a private room without such certification shall be directly liable to the Hospital or Skilled Nursing Facility for the difference between payment by HMO to the Hospital or Skilled Nursing Facility of the per diem or other agreed upon rate for semi-private accommodation established between HMO and the Participating Hospital or the Participating Skilled Nursing Facility and the private room rate.

     3.   General nursing care

     4.   Use of intensive or special care facilities when medically necessary

     5.   X-Ray examinations including CAT scans but not dental x-rays

     6.   Use of operating room and related facilities

     7.   Magnetic resonance imaging

     8.   Drugs, medications, biologicals, when medically necessary

     9.   Cardiography/Encephalography

     10.  Laboratory testing and services

     11.  Pre- and post-operative care

     12.  Special tests when medically necessary

     13.  Nuclear medicine

     14. Physical and rehabilitation therapy as provided by Section II.A.6 and II.H of this Contract

     15.  Oxygen and oxygen therapy

     16.  Anesthesia and anesthesia services

     17. Administration and processing of whole blood, blood plasma and blood derivatives

     18.  Intravenous injections and solutions

     19.  Surgical,   medical   and   obstetrical   services   provided  by  the
          participating hospital

     20. Private duty nursing when medically necessary and certified as such by the Participating Specialist Physician in concurrence with Member's Primary Care Physician and approved in advance by an HMO Medical Director.

     21. Non-experimental or non-investigational transplants are a covered benefit. Transplants considered to be non-experimental or non-investigational by HMO/PA in its sole discretion are kidney transplants, corneal transplants, liver transplants for children with biliary atresia, and bone marrow transplants for. certain conditions, specifically aplastic anemia, leukemia, severe combined immunodeficiency disease and Wiskott-Aldrich Syndrome.

          In addition, HMO will cover the medical and hospital services costs and related organ acquisition costs for certain other transplants including but not



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HMO/PA Group Master Contract      Page 10

          limited to heart, liver transplants other than for children with biliary atresia and other organ transplants when deemed no longer experimental or investigational by HMO in its sole discretion subject to the grievance procedure All transplants must be ordered by Member's Primary and Participating Specialist Physician and approved by HMO's Medical Director in advance of the surgery. All transplants must additionally be performed at hospitals specifically approved and designated by the HMO to perform these procedures.

          Copayment. Member is responsible for a copayment in the amount shown for Inpatient Services on the current Copayment Schedule.

          Emergency. In an emergency as described in Section II.G of this Contract, the services listed above will be covered without prior written referral, subject to all the conditions and requirements set forth in Section II.G.

D.   Substance Abuse Benefits

     1. Outpatient. Benefits include diagnosis, medical treatment and medical referral services by Member's Primary Care Physician for the abuse of or addiction to alcohol or drugs.

          Member is eligible for thirty (30) outpatient visits per year for treatment of substance abuse or dependency upon referral by Member's Primary Care Physician. Member is additionally eligible upon referral by Member's Primary Care Physician, for up to thirty (30) more outpatient full or equivalent partial session visits, which may be exchanged on a two-for-one basis for up to fifteen (15) non-hospital, residential alcohol or drug treatment days described in Paragraph 3 below. Treatment for substance abuse or dependency shall be provided according to an individualized treatment plan, subject to a lifetime limit of one hundred-twenty (120) visits. Benefits include: (1) physician, psychologist, nurse, certified addictions counselor and trained staff services; (2) rehabilitation therapy and counseling; (3) family counseling and intervention; (4) psychiatric, psychological and medical laboratory tests; (5) drugs, medicines, equipment use and supplies.

     2. Inpatient. Inpatient care benefits for detoxification, medical treatment and referral services for substance abuse or addiction. The following services shall be covered under inpatient treatment: (1) lodging and dietary services; (2) physician, psychologist, nurse, certified addictions counselor and trained staff services; (3) diagnostic x-ray; (4) psychiatric, psychological and medical laboratory testing; (5) drugs, medicines, equipment use and supplies.

     3. Inpatient Non-Hospital Residential Facility. Medical, nursing, counseling or therapeutic services for substance abuse or dependency in a residential environment, according to an individual treatment plan. Upon referral by Member's Primary Care Physician, Member is eligible for thirty (30) days per year for such residential treatment in facilities appropriately licensed by the Department of Health. This benefit is subject to a ninety (90) day lifetime limit. The following services shall be covered: - (1) lodging and dietary services; (2) physician, psychologist, nurse, certified addictions counselor and trained staff services; (3) rehabilitation therapy and counseling; (4) family counseling and intervention; (5) psychiatric, psychological and medical laboratory tests; (6) drugs, medicines, equipment use and supplies.

HMO/PA Group Master Contract    Page 11

          Copayment - Member is responsible for copayment in the amount shown for Inpatient Non-Hospital Services on the current Copayment Schedule.

E. Mental Health Benefits. The following services are made available by the Participating Mental Health Provider upon referral by the Member's Primary Care Physician as may be necessary and appropriate for short term evaluation or crisis intervention, mental health services or both.

     1. Outpatient. Each Member is entitled to receive up to twenty 120) outpatient visits during any period of 365 consecutive days to a psychiatrist, clinical psychologist, or psychiatric social worker in individual, group or family therapy sessions.

          Copayment. Member is responsible for a copayment for each visit in the amount shown for Outpatient Mental Health Visits on the current Copayment Schedule attached to this Contract. A visit is 45-60 minutes of therapy.

     2. Inpatient. A Member is entitled to receive up to thirty-five (35) days of inpatient care for the treatment of mental or nervous disorders during any period of 365 consecutive days upon referral by Member's Primary Care Physician or if provided or arranged for by the Participating Mental Health Provider. Any inpatient stay without a prior referral or which is not arranged by the Mental Health Provider is a non-covered service under this Contract.

          Copayment. Member is responsible for a copayment in the amount shown for Inpatient Services on the current Copayment Schedule.

F.   Medical social services and other health services to include:

     1.   pre- and post-hospital planning;

     2. referral to (but not payment for) community health and social welfare agency services;

     3. referral to (but not payment for) related family counseling services except as specified in Section II.D.

     4. referral to family planning services, and referral to and payment for services of appropriate agencies as necessary; and

     5. referral to appropriate Specialists and payment for infertility services except injectables and infertility related supplies.

G.   Emergency Care Benefits - Within and Outside the HMO Service Area.

     1. HMO will reimburse Member for the reasonable cost as determined by HMO of emergency medical and hospital services performed within or outside the HMO service area by non-participating providers without prior written referral only if:

          a. The service rendered is provided as a benefit under this Contract and is not a service which is normally treated on a non-emergency basis; and

          b. HMO and Member's Primary Care Physician are notified within 24 hours of the emergency service and HMO is furnished with written proof of the occurrence, nature and extent of the emergency services within 30 days of the date that services were rendered. Failure to

HMO/PA Group Master Contract   Page 12

               immediately notify or to furnish written proof within 30 days will not invalidate or reduce any claim for reimbursement if HMO determines that Member's failure to do so was reasonable under the circumstances, but in no event shall reimbursement be made until HMO receives proper written proof; and

          c. The HMO's medical review determines that the Member's symptoms were severe, occurred suddenly, and immediate medical attention was sought by Member. Conditions which require immediate treatment include the following:

               1.   uncontrolled or excessive bleeding

               2. acute pain or conditions requiring immediate attention, such as suspected heart attack, severe shortness of breath or appendicitis

               3.   serious burns

               4.   poisoning

               5.   convulsions

               6.   unconsciousness

     2. Reimbursement. HMO may limit reimbursement to the reasonable cost as determined by HMO for emergency services by a non-participating provider, located either within or outside the HMO service area, to those expenses which are incurred up to the time the Member is determined to be medically able to travel or to be transported to an HMO Participating Provider. In the event that transportation is medically necessary, Member will be reimbursed for the reasonable cost as determined by HMO of same. Reimbursement may be subject to payment by Member of all copayments which would have been required had similar benefits been provided during office hours and upon prior written referral to a Participating Provider.

     3. Copayments. Member is responsible for a copayment for each emergency visit to a physician's office and a copayment for each emergency visit to a hospital outpatient department or emergency room in the amount shown on the then current Copayment Schedule. The copayment for an emergency room visit will not apply in the event that Member was referred for such visit by the Member's Primary Care Physician for services that could have been rendered in the Primary Care Physician's office.

H.   Rehabilitation Benefits.

     1.   Speech Therapy

          Speech therapy benefits are available on a short term basis. The benefit consists of treatment within a 60 day period per incident of illness, beginning with the first day of treatment, if the Member's Primary Care Physician certifies that the treatment will result in a significant improvement of the Member's condition within this time period and treatment is approved by HMO's Medical Director.

     2.   Physical Therapy

          Physical therapy benefits are available on a short term basis. The benefit consists of treatment within a 60 day period per incident of illness, beginning with the first day of treatment, if the Member's Primary Care Physician certifies that the treatment will result in a significant improvement

HMO/PA Group Master Contract Page 13

          of the Member's condition within this time period and treatment is approved by HMO's Medical Director.

     3.   Occupational Therapy

          Occupational therapy benefits are available on a short term basis. The benefit consists of treatment within a 60 day period per incident of illness, beginning with the first day of treatment, if the Member's Primary Care Physician certifies that the treatment will result in a significant improvement of the Member's condition within this time period and treatment is approved by HMO's Medical Director.

     4.   Cardiac Rehabilitation

          Cardiac Rehabilitation benefits are available only as part of the Member's inpatient stay.

     5.   Pulmonary Rehabilitation

          Pulmonary Rehabilitation benefits are available on a short-term basis. The benefits consist of treatment within a sixty (60) day period per incident of illness beginning with the first day of treatment. The Member's Primary Care Physician must certify that the treatment will result in a significant improvement of the Member's condition within this time period. The treatment must be approved by the HMO's Medical Director.

     6.   Cognitive Therapy

          Cognitive therapy benefits are available on a short-term basis. The benefits consist of treatment within a sixty (60) day period per incident of illness beginning with the first day of treatment. The Member's Primary Care Physician must certify that the treatment will result in a significant improvement of the Member's condition within this time period. The treatment must be approved by HMO's Medical Director.

                    SECTION III -- EXCLUSIONS AND LIMITATIONS

     A. In the event that alternative medical services can be provided to a Member that are equal in the quality of care to be provided, HMO reserves the right to provide coverage only for the least costly medical service, as determined by HMO, provided that the medical service is approved in advance by HMO as a medically appropriate alternative service.

     B.   The following are not benefits under this Contract:

          1. Any service obtained by or on behalf of a Member without prior written referral by the Member's Primary Care Physician except in an emergency situation as described in Section II.G of this Contract.

          2. Plastic or cosmetic surgery (including, but not limited to ear piercing, rhinoplasty, gynecomastia and reduction mammoplasty) and surgery or treatment relating to the consequences as a result of plastic surgery. This exclusion does not apply to surgery to correct the! results of injuries or congenital defects necessary to restore normal bodily functions.

          3. Unless otherwise stated in this Contract, all dental services related to the care, filling, removal or replacement of teeth and treatment of injuries to or

HMO/PA Group Master Contract    Page 14


               diseases of the teeth, gums and temporomandibular joint, including but not limited to apicoectomy (dental root resection), orthodontics, root canal treatment, soft tissue impactions, temporomandibular joint dysfunction therapy, alveolectomy and treatment of periodontal disease.

          4. Investigational, Ineffective or Experimental surgical or medical treatments or procedures, research studies, or other experimental health care procedures including, but not limited to, cancer chemotherapy protocols, AIDS clinical trials, and I.V. therapies unless approved by an HMO Medical Director prior to the treatment being rendered, subject to Section IX.B.

          5. Treatment of military service related diseases, disabilities or injuries for which Member is legally entitled to receive treatment at government facilities and which facilities are reasonably available to Member (within a two to three hour drive time). This exclusion does not apply to the care and treatment of newborn children as provided under Section VI.B. of this Contract.

          6. Coverage of a non-HMO donor in a transplant procedure unless the recipient of the transplant is an HMO Member. In the event an HMO Member is the recipient, coverage will be provided under this Contract for a live non-HMO donor to the extent benefits are unavailable from any other source.

          7. Except as provided in Section II.C.21., all experimental organ transplants and procedures and services associated with the preparation of such transplants.

          8.   Payment for benefits for which Medicare is the primary payer.

          9. Treatment of mental retardation, defects and deficiencies. This exclusion does not apply to mental health services as described in Section II.E. or to medical treatment of retarded Members in accordance with the benefits provided in Section II.

          10. Care for conditions that state or local law requires to be treated in a public facility, including but not limited to mental illness commitments.

          11. Provision of blood, blood plasma, blood derivatives or the cost of receiving the services of professional blood donors. Only administration and processing of blood is covered.

          12. Routine reduction of nails, calluses and corns which are not medically necessary.

          13. Except as provided in Section II.A. 12 of this Contract, provision or re placement of the following items are excluded:

                arch supports            hearing aids
                braces                   TENS units
                canes                    traction apparatus
                cervical collars         walkers
                corrective shoes         wheelchairs
                corsets                  other Durable Medical
                crutches                    Equipment (DME), special
                elastic hose                appliances, supplies or

HMO/PA Group Master Contract    Page 15

               false teeth              equipment

          14. Provision of personal convenience items or services such as telephones, barber services. guest meals, radio and television rentals, and other like items and services.

          15.  Custodial or domiciliary care (as defined in Section I).

          16.  Weight reduction programs except as provided by HMO.

          17.  Drugs and  medicine  except as  provided  by  Section  II.C.8 and
               Section II.D. of this Contract.

          18. Special medical reports not directly related to treatment of the Member; e.g., employment physicals.

          19.  Private  duty or  special  nursing  care  except as  provided  in
               Section II.C and specifically approved in advance by an HMO Medical Director.

          20. Payment for services which are eligible for payment under the provisions of an automobile insurance contract or pursuant to any federal or state law which mandates indemnification for such services to persons suffering bodily injury from motor vehicle accidents, where permitted by state law.

          21. Therapy or rehabilitation, except as provided by Section II.H of this Contract.

          22.  Chronic  alcoholism  or  drug  addiction  treatment,   except  as
               provided by Section II.D of this Contract.

          23.  Reversal of voluntary sterilization and related follow-up care.

          24.  Transsexual surgery or related services.

          25. InVitro fertilization procedures, related services, infertility injectables or other supplies, except as provided by Section II.A.11 of this Contract.

          26.  Immunizations obtained for the sole purpose of travel.

          27.  Costs related to any court appearance, proceeding or hearing.

          28. Payment for benefits which are compensable under any workmen's compensation or occupational illness law are not covered services under this Contract.

          29. Surgical operations or procedures for treatment of obesity, including but not limited to gastric stapling or balloon procedures, unless medically necessary as determined by an HMO Medical Director.

          30. Orthoptics (a technique of eye exercises designed to correct the visual axes of eyes not properly coordinated for binocular vision).

          31. All non-surgical medical services, diagnostic or therapeutics related to temporomandibular joint dysfunction.

HMO/PA Group Master Contract     Page 16

DETERMINATIONS REGARDING DENIAL OF BENEFITS DUE TO INAPPROPRIATE USE OF THE HMO NETWORK ARE AT THE SOLE DISCRETION OF THE HMO.

                SECTION IV - MEMBERSHIP ELIGIBILITY REQUIREMENTS

A. Subscriber Eligibility. To be eligible to enroll as a Subscriber, a person must be:

     1. An employee of the Contract Holder eligible on his or her own behalf to participate in or currently enrolled in a health care plan offered by Contract Holder to the Group; and

     2.   a resident in the HMO service area.

B.   Dependent Eligibility.

     1. To be eligible to enroll as a Dependent, a person must be: a) the spouse of a Subscriber under this Contract; or b) a dependent unmarried child [includes natural, foster, step and legally adopted children and proposed adoptive children) residing in the HMO service area who is the age described in the current Schedule of Benefits.

     2. Newborn children will be treated as Dependents from birth. This is subject to enrollment requirements in Section VI.B.

C. Change of Group Eligibility Rules. The eligibility of the Group, the composition of the Group and the eligibility requirements used to determine membership in the Group which exist at the effective date of this Contract are material to the execution of this Contract by HMO. No change in the eligibility or participation requirements of the Group shall be permitted to affect eligibility or enrollment under this Contract unless such change is agreed to by HMO and the Contract Holder, and is not otherwise contrary to applicable state laws, rules or regulations. Breach of this provision is considered a material breach of this Contract and may be the basis for termination under Section XII.B.3.

            SECTION V - ENROLLMENT AND ENROLLMENT ELIGIBILITY DATES

A. Enrollment Procedure Any person who satisfies the membership eligibility requirements described in Section IV is eligible to enroll in HMO in accordance with Subsection B, below by submitting a completed HMO enrollment application form to HMO.

B. Enrollment Eligibility Date. The Enrollment Eligibility Date is the date that a person who satisfies the membership eligibility requirements described in Section IV is eligible to enroll in HMO.

     1. The Enrollment Eligibility Date for any person who satisfies the membership eligibility requirements described in Section IV on the Effective Date of this Contract shall be the same date as the Effective Date of the Contract.

     2. The Enrollment Eligibility Date for any person who first satisfies the membership eligibility requirements described in Section IV after the Effective

HMO/PA Group Master Contract    Page 17

          Date of this Contract shall be the first Premium Due Date following the date that such person satisfied the membership eligibility requirements.

                     SECTION Vl - EFFECTIVE DATE OF COVERAGE

A. Effective Date of Coverage Other Than of a Newborn Child. Subject to payment of applicable premiums as provided by Section X and in accordance with the applicable provisions and conditions of this Contract, the effective date of a Member's coverage hereunder is:

     1. The Member's Enrollment Eligibility Date (Section V.B above) provided that his or her completed HMO enrollment application form is received by HMO within thirty-one (31 ) days of the Member's Enrollment Eligibility Date; or

     2. If a completed HMO enrollment application form is not received by HMO within thirty-one (31 ) days of the Member's Enrollment Eligibility Date (Section V.B), the effective date of Member's coverage is the next Open Enrollment Period during which Member's completed HMO enrollment application form is received by HMO, unless such member and dependents have lost medical coverage due to spouse's layoff or termination of employment.

          Employees must apply within thirty-one (31) days of the layoff or termination of employment and submit evidence of: 1) former medical coverage through the spouse's employer; and 2) termination of employment from the spouse's employer.

B. Effective Date of Coverage of a Newborn Child. Coverage of a newborn child of a Member is effective at the time of birth and shall automatically extend for a period of 31 days following birth. Coverage shall include sickness or injury, including medically diagnosed congenital defects, birth abnormalities, prematurity, and routine nursery care. The Subscriber shall have the right, within the 31 day period following the birth of the newborn child, to continue coverage for the child beyond the 31 day period by enrolling the newborn child as a Dependent Member in HMO, provided that the Member eligibility requirements as described in Section IV are satisfied, all premium payments required by Section X are paid for said child, and a completed HMO enrollment application form, specifically naming the newborn child to be added, is received by HMO within 31 days following the birth of the child.

                      SECTION VII - TERMINATION OF COVERAGE

Coverage of a Member or Members under this Contract will terminate under any of the following conditions, and termination will be effective on the date indicated, subject to the conversion privilege in Section VIII of this Contract, when applicable:

A. In the event that a Subscriber ceases to meet the eligibility requirements of Section IV.A of this Contract, coverage of Subscriber and Subscriber's Dependents who are Members, if any, will terminate on the next premium due date following the date on which the Subscriber ceased to meet the eligibility requirements.

HMO/PA Group Master Contract      Page 18

B. In the event that a Subscriber's Dependent who is a Member pursuant to this Contract ceases to meet the eligibility requirements of Section IV.B of this Contract, coverage of such Dependent will cease on the next premium due date following the date on which the Dependent ceased to meet the eligibility requirements of Section IV.B.

C.   In the event that Group coverage under this Contract terminates pursuant to
     Section XII, coverage of all Members under this Contract will terminate as provided in Section XII.

D. In the event that Subscriber or Subscriber's Dependents who are Members pursuant to this Contract, if any, fails to make any contribution or copayment required under this Contract, coverage of Subscriber and Subscriber's Dependents, if any, will terminate thirty (30) days after written notice is given to the Subscriber and Contract Holder by HMO of such failure. At the effective date of such termination, prepayments received by HMO on account of such terminated Member or Members for periods after the effective date of termination shall be refunded to Contract Holder, and HMO shall have no further liability or responsibility with respect to such Member or Members under this Contract.

E. In the event that a Subscriber becomes covered under an alternative health benefit plan or under any other plan which is offered by, through or in connection with the Group in lieu of coverage under this Contract, coverage of Subscriber and Subscriber's Dependents who are Members pursuant to this Contract. if any, will terminate under this Contract, effective the date alternate coverage begins.

F. In the event that a Member acts fraudulently or makes a material misrepresentation in applying for or obtaining coverage or benefits under this Contract, or misuses the HMO Identification Card, including but not limited to allowing or assisting a person other than the Member named on the Identification Card to obtain HMO benefits, Member's coverage under this Contract shall be terminated effective immediately upon written notice. In the absence of fraud or material misrepresentation, all statements made by any Member or any person applying for coverage under the Contract will be deemed representations and not warranties. No statement made for the purpose of obtaining coverage will result in the termination of coverage or reduction of benefits unless the statement is contained in writing and signed by the Member, and a copy of same has been furnished to Member prior to termination.

G. In the event a Member refuses upon request to cooperate and provide any facts necessary for HMO to administer its Coordination of Benefits or recovery provisions set forth herein, the coverage of such Member may be terminated upon thirty (30) days written notice by the HMO.

H. In the event that HMO or Participating Providers, after reasonable efforts, are unable to establish and maintain what it and Member agree to be a satisfactory relationship with each other, then the rights of such Member under this Contract may be terminated on not less than thirty (30) days' written notice to Member and Contract Holder, subject to the Grievance Procedure described in Section IX.M. At the effective date of such termination, prepayments received on account of such terminated Member or Members for periods after the effective date of termination shall be refunded to the Contract Holder, and HMO shall have no further liability or responsibility under this Contract with respect to such Member or Members.

HMO/PA Group Master Contract      Page 19


I. In the event the coverage of a Subscriber terminates for any reason listed in this Section, coverage of Subscriber's dependents who are Members pursuant to this Contract, if any, will also terminate.

                   SECTION VIII - CONTINUATION AND CONVERSION

A.   Continuation

     1. Any Member who is receiving inpatient care in a hospital or skilled nursing facility on the date coverage under this Contract terminates is covered in accordance with the Contract until the earlier of i) when discharged from such inpatient stay, or ii) determination by the attending physician that care in the hospital or skilled nursing facility is no longer medically indicated, or iii) when the contractual benefit has been reached.

     2. The continuation of coverage rules of this section, VIII A.2., do not apply to any Contract Holder who normally employed fewer than 20 employees on a typical business day during the preceding calendar year. This exception applies to the number of employees employed, not the number of employees covered by a health plan, and includes full-time and part-time employees.

          If a Member's coverage terminates due to termination of Subscriber's employment (other than by reason of Subscriber's gross misconduct) or reduction of hours of Subscriber's employment, Member may elect to continue coverage for 18 months after eligibility for coverage under this Contract would otherwise cease.

          If Member's coverage terminates due to a) divorce or legal separation,
          b) Subscriber's death, c) Subscriber's entitlement to Medicare benefits, or d) cessation of dependent child status under Section IV.B. of this Contract, Member may elect to continue coverage for 36 months after eligibility for coverage under this Contract would otherwise cease.

          Continuation coverage ends at the earliest of the following events:

          a.   The last day of the 18-month period.

          b.   The last day of the 36-month period.

          c. The first day on which timely payment of premium is not made subject to Section X.A..

          d. The first day on which the Contract Holder ceases to maintain any group health plan.

          e. The first day on which a Member is actually covered by any other group health plan. In the event the Member has a pre-existing condition, and the Member would be denied coverage under the new plan for a pre-existing condition, continuation coverage will not be terminated until the last day of the 18-month continuation period, or the date upon which the Member's pre-existing condition becomes covered under the new plan, whichever occurs first.

          f.   The date the Member is entitled to Medicare.

          g.   The date the Member no longer resides in the service area.

          The 18-month coverage period may be extended if an event which would otherwise qualify the Member for the 36 month coverage period occurs

HMO/PA Group Master Contract    Page 20

          during the 18-month period, but in no event may coverage be longer than 36 months from the event which qualified the Member for continuation coverage initially.

          In the event a Member becomes disabled within the meaning of the Social Security Act, and notifies the employer before the end of the initial 18-month period, continuation coverage may be extended up to an additional 11 months for a total of 29 months. This provision is limited to members who are disabled at the time of their qualifying event and only when the qualifying event is the employees reduction in hours or termination. The member may be charged a higher rate for the extended period.

          Contract Holder is responsible for providing the necessary notification to Members as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and the Tax Reform Act of 1986. Coverage for the sixty (60) day period will be extended only where the Subscriber or Dependent pays the applicable premium charges due within forty-five (45) days of submitting the application to the Contract Holder and Contract Holder in turn remitting same to HMO.

          Premiums payable to HMO for the continuation of coverage under this Section shall be due in accordance with the procedures of Section X and shall be calculated in accordance with applicable federal law and regulations.

B. Conversion to Individual Coverage. Conversion is not initiated by HMO. The conversion privilege set forth in this Section must be initiated by the eligible Member. The Contract Holder is responsible for giving notice of the conversion privilege in accordance with its normal procedures; however, in the event continuation coverage ceases pursuant to Section VIII.A.2(a) or (b), Contract Holder shall notify Member at some time during the 180-day period prior to the expiration of coverage.

     1.   Eligibility.
          In the event a Member ceases to be eligible for coverage under this Contract, he or she may, within thirty-one (31) days after termination of coverage under this Contract, convert to individual membership in HMO, effective as of the date of such termination, provided that Member's coverage under this Contract terminated for one of the following reasons:

          a. The Group coverage under this Contract terminated and was not replaced with continuous and similar coverage by the Contract Holder; or

          b. Subscriber ceased to meet the eligibility requirements of Section IV.A of this Contract, in which case Subscriber and Subscriber's Dependents who are Members pursuant to this Contract, if any, are eligible to convert; or

          c.   A  Dependent  ceased  to meet  the  eligibility  requirements  of
               Section IV.B of this Contract because of his or her age or the death or divorce of Subscriber; or

          d.   Continuation  coverage  ceased  under  subsection  (a)  or (b) of
               Section VIII.A.2 of this Contract.

          Any Member who is eligible to convert to individual membership, may do so in accordance with the rules and regulations governing such items as initial

HMO/PA Group Master Contract     Page 21

          payment, the form of the agreement and all terms and conditions thereunder as HMO may have in effect at the time of Member's application for conversion, without furnishing evidence of insurability.

                         SECTION IX - GENERAL PROVISIONS

A. Identification Card. The Identification Card issued by HMO to Members pursuant to this Contract is for identification purposes only. Possession of an HMO Identification Card confers no right to services or benefits under this Contract, and misuse of such identification card may be grounds for termination of Member's coverage pursuant to Section VII.F of this Contract. If the Member who misuses the card is the Subscriber, coverage may be terminated for the Subscriber as well as any of the Subscriber's Dependents who are Members. To be eligible for services or benefits under this Contract, the holder of the card must be a Member on whose behalf all applicable premium charges under this Contract have been paid. Any person receiving services or benefits which he or she is not entitled to receive pursuant to the provisions of this Contract shall be charged for such services or benefits at prevailing rates.

     If any Member permits the use of his or her HMO Identification Card by any other person, such card may be retained by HMO, and all rights of such Member and his or her Dependents, if any, pursuant to this Contract shall be terminated immediately, subject to the Grievance Procedure set forth in
     Section IX.M of this Contract.

B. Medical Necessity and Appropriateness. Members will receive designated benefits under the Contract only when medically necessary and appropriate. HMO may determine whether any benefit provided under the Contract was medically necessary and appropriate, and HMO has the option to select the appropriate Participating Hospital to render services if hospitalization is necessary. Decisions as to medical necessity are subject to review by the Quality Assurance Committee of HMO or its physician designee. HMO will not, however, seek reimbursement from an eligible Member for the cost of any benefit provided under the Contract that is later determined to have been medically unnecessary and inappropriate, when such service is rendered by the primary care physician or a provider referred by the primary care physician without notifying the member that such benefit would not be covered under the contract.

C. Hospital Rules. Members are subject to all the rules and regulations of each hospital and other facility in which benefits are provided.

D. Reports and Records. HMO is entitled to receive from any provider of services to Member, information reasonably necessary to administer this Contract subject to all applicable confidentiality requirements as defined in Section IX.L of this Contract. By accepting coverage under this Contract, Subscriber, for himself or herself, and for all Dependents covered hereunder, authorizes each and every provider who renders services to Member hereunder to disclose all facts pertaining to the care, treatment and physical condition of Member and render reports pertaining to same to HMO upon request and to permit copying of Member's records by HMO.

E. Refusal of Treatment. A Member may, for personal reasons, refuse to accept procedures, medicines, or courses of treatment recommended by a Participating Physician. If such Participating Physician (after a second Participating Physician's opinion, if requested by Member), believes that no professionally acceptable alternative exists, and if after being so advised, Member still refuses to follow the

HMO/PA Group Master Contract     Page 22

     recommended treatment or procedure, neither the Physician, nor HMO, Participating Hospital, Participating Skilled Nursing Facility or Participating Home Health Agency will have further responsibility to provide any of the benefits available under this Contract for treatment of such condition or its consequences or related conditions. HMO will provide written notice to Member of a decision not to provide further benefits for a particular condition. The decision is subject to the Grievance Procedure set forth in Section IX.M of this Contract. Treatment for the condition involved will be resumed in the event Member agrees to follow the recommended treatment or procedure.

F. Assignment of Benefits. All rights of Members to receive benefits hereunder are personal to Member and may not be assigned.

G. Legal Action. No action at law or in equity may be maintained against HMO for any expense or bill unless brought within the statute of limitations for such cause of action.

H.   Independent Contractor Relationship.

     1. No Participating Provider or other provider, institution, facility or agency is an agent or employee of HMO. Neither HMO nor any employee of HMO is an agent or employee of any Participating Provider or other provider, institution, facility or agency.

     2. Neither the Group nor the Contract Holder nor a Member is the agent or representative of HMO, its agents or employees, or an agent or representative of any Participating provider or other person or organization with which HMO has made or hereafter shall make arrangements for services under this Contract.

     3. Participating Physicians maintain the physician-patient relationship with Members and are solely responsible to Member for all medical services which are rendered by Participating Physicians.

I. Coordination of Benefits With Other Group Health Plans. None of these coordination of benefits rules will serve as a barrier to the Member first receiving direct health services from HMO which are covered under this Contract.

     The rules establishing the order of benefit determination between this Contract and any other plan covering the Member are as follows:

     1. The benefits of a plan which does not have a coordination of benefits with other health plans provision shall in all cases be determined before the benefits of this Contract.

     2. For those plans which have applicable Coordination of Benefit clauses, the following rules will apply:

          a. The benefits of a plan which cover the Member as other than dependent will be determined before the benefits of a plan which cover the Member as a dependent;

          b. Except as stated in subparagraph (c) below, when a plan and another plan cover the same child as a dependent of different parents:

HMO/PA Group Master Contract     Page 23

               1) The benefits of the plan of the parent whose birthday falls earlier in a year are determined before those of the plan of the parent whose birthday falls later in that year; but

               2) If both parents have the same birthday, the benefits of the plan which covered the parent longer are determined before those of the plan which covered the other parent for a shorter period of time;

               3) If the other plan does not have the rule described above, but instead has a rule based upon the gender of the parent, and if, as a result, the plans do not agree on the order of benefits, the rule in the other plan will determine the order of benefits;

               4) The word "birthday" refers only to the month and day in a calendar year, not the year in which the person was born.

          c. If two or more plans cover a person as a dependent child of divorced or separated parents, benefits for the child are determined in this order:

               1)   First, the plan of the parent with custody of the child;

               2) Then, the plan of the spouse of the parent with custody of the child;

               3) Finally, the plan of the parent not having custody of the child; and

               4) If the specific terms of a court decree state that one of the parents is responsible for the health care expenses of the child, and the entity obligated to pay or provide the benefits of the plan of that parent has actual knowledge of those terms, the benefits of that plan are determined first.

          d. The benefits of a plan which covers a person as an employee who is neither laid-off nor retired (or as that employee's dependent) are determined before those of a plan which covers that person as a laid-off or retired employee (or as that employee's dependent). If the other plan does not have this rule and if, as a result, the plans do not agree on the order of benefits, this rule (d) shall be ignored;

          e. If none of the above rules determine the order of benefits, the benefits of the plan which covered an employee, Member, or Subscriber longer are determined before those of the plan which covered that person for a shorter time.

     3. If a Member who has enrolled under this Contract is entitled to maternity benefits under another contract or policy of insurance (such as extended benefits for pregnancies which began while the Member was enrolled under a previously held policy), HMO will pay, subject to Copayments under this Contract, the difference between entitlements under this Contract and entitlements under the other contract or policy of insurance.

     4. Member agrees to permit HMO to coordinate its obligations under this Contract with payment under any other contract or policy of insurance that covers Member.

HMO/PA Group Master Contract      Page 24

     5. For purposes of these provisions, HMO may release to or obtain from any insurance company or other organization any necessary information, subject to applicable confidentiality requirements, as defined in
          Section IX.L of this Contract. Any Member claiming benefits under this Contract must furnish to HMO all information deemed necessary by it to implement this provision.

J. Third Party Liability. With regard to any benefit to a Member under this Contract, unless unenforceable or prohibited by statute or regulation, HMO may subrogate and succeed to the Member's right of recovery against any person or organization. Each Member is required to answer all questions submitted by HMO concerning any accident, illness or injury, and also to execute and deliver such instruments and take such actions as HMO may require to exercise its right of subrogation.

K. Inability to Provide Service. In the event that due to circumstances not within the reasonable control of HMO, including but not limited to major disaster, epidemic, complete or partial destruction of facilities, riot, civil insurrection, disability of a significant part of HMO's Participating Providers or entities with whom HMO has arranged for services under this Contract, or similar causes, the rendition of medical or hospital benefits or other services provided under this Contract is delayed or rendered impractical, HMO shall not have any liability or obligation on account of such delay or failure to provide services, except to refund the amount of the unearned prepaid premiums held by HMO on the date such event occurs. HMO is required only to make a good-faith effort to provide or arrange for the provision of service, taking into account the impact of the event.

L.   Confidentiality.  Information  contained in the medical  records of Members and information received from physicians, surgeons, hospitals or other health professionals incident to the physician-patient relationship or hospital-patient relationship shall be kept confidential; and except for use incident to bona fide medical research and education as may be
     permitted  by  law,  or  reasonably   necessary  in  connection   with  the
     administration of this Contract, or in the compiling of aggregate statistical data, may not be disclosed without the consent of the Member.

M.   Grievance Procedure.

     1. Under the provisions of the Pennsylvania HMO Act and Department of Health Regulations, HMO has promulgated written Grievance Resolution Procedures (the "Procedures") for use by Members in the event of any breach of this Contract by HMO or any dissatisfaction, problem or claim arising from HMO services, benefits or Participating Providers. Said Procedures are available upon request to any Member or Contract Holder.

     2. In summary form, said Procedures require a Member having an injury, problem or claim to contact the HMO by telephone or in writing. HMO will provide a Member requesting specific corrective action with a decision within 45 days of receipt of the request except where additional information is necessary. HMO's decision shall become final and binding unless a formal grievance is filed by the Member within 60 days of the date of the decision. A Grievance Committee shall review and investigate each grievance within 30 days of receipt unless additional information necessary to resolve the grievance is not received during such time. The written decision regarding the grievance will specify the reasons for the decision and the Member's appeal rights. The decision of the Grievance Committee shall become final

HMO/PA Group Master Contract Page 25

          and binding unless the Member appeals to the Grievance Appeal Committee within 30 days of the date of the decision. The Grievance Appeal Committee, which will be comprised of no less than one-third HMO members, will hold an informal hearing to consider the appeal. The Member has a right to attend the hearing, but may choose not to do so. Upon submission of an appeal, HMO will provide the Member with a copy of the hearing procedures. The Grievance Appeal Committee will issue a decision within 10 days of the conclusion of the hearing. The decision of the Grievance Appeal Committee shall be final and binding unless the Member appeals to the Department of Health. At each step of the foregoing process, the Member should be as specific as possible as to remedy being sought from HMO. In situations involving emergency or urgently needed care, the Member should so notify HMO so it may handle the inquiry or grievance under special expedited procedures.

     3. Said Procedures are subject to modification or supplementation by order or direction of the Department of Health. Members have the right to have an uninvolved HMO representative assist them in understanding the grievance process.

     4. Said Procedures are mandatory and must be exhausted prior to the filing of an appeal with the Department of Health prior to the institution of any litigation in court or arbitration regarding either any alleged breach of this Contract by HMO or the subject matter of any inquiry, grievance or grievance appeal.

     5.   The  Bureau  of  Health   Financing  &  Program   Development  in  the
          Pennsylvania Department of Health, Room 1026 Health & Welfare Building, P.O. Box 90, Harrisburg, PA 17108-0090, (717) 787-5193, is
          responsible for monitoring HMO's compliance with said Procedures.

N.   Clerical Records

     1.   HMO shall maintain records of the Members.

     2. The Group shall forward the information required by HMO in Section XI of this Contract in connection with the administration of this Contract.

     3. All records of the Group which are incident to the coverage provided under this Contract shall be available for inspection by HMO at any reasonable time.

     4. HMO shall not be liable for the fulfillment of any obligation dependent upon such information prior to its receipt in a form satisfactory to HMO.

     5. Incorrect information furnished to HMO may be corrected, provided that HMO has not acted to its prejudice in reliance thereon. Coverage under this Agreement shall not be invalidated by failure of the Group due to clerical error, provided all premiums are properly adjusted and HMO, in its sole discretion, determines that a clerical error has been made. However in no case will any changes, additions, or deletions in HMO's Member list be made effective more than two (2) Premium Due
          Dates prior to the date HMO is notified, in a written form satisfactory to HMO, of the requested change, addition, or deletion.

O.   Limitation  on Services.  Except in cases of  emergency  as provided  under
     Section II.G of this Contract, services are available only from Participating Providers. HMO shall have no liability or obligation whatsoever on account of any service or benefit

HMO/PA Group Master Contract        Page 26

     sought or received by a Member from any Physician, Hospital, Skilled Nursing Facility, Home Health Agency or other person, entity, institution or organization unless prior arrangements are made by HMO.

                              SECTION X - PREMIUMS

A. Premiums are payable to HMO on or in advance of each Premium Due Date at the corporate offices of HMO unless otherwise specified by HMO in writing. The payment of any premium shall not maintain coverage under this Contract in force beyond the date when the next premium becomes payable; however, a thirty (30) day grace period, during which time this Contract will remain in force, shall be granted for payment of each premium after the first. The Contract Holder shall remain liable for i) the payment of the premium for the time coverage was in effect during the grace period, ii) the member shall remain liable for copayments owed.

B. HMO, upon approval of the State Insurance Department, reserves the right to fix new premium rates under this Contract at the end of each rate term. Notice of any new premium rates shall be given to the Contract Holder at least thirty (30) days prior to the date specified by HMO in order for the rates to become effective. Payment of the new rate shall be deemed receipt of notice and acceptance of change in rate.

                        SECTION XI - GROUP PERSONNEL DATA

A. The Contract Holder shall furnish to HMO each month during the period of this Contract, on forms approved by HMO, such information as may reasonably be required for the purpose of enrolling Members of the Group under this Contract, processing terminations, and effecting changes in family status and transfer of employment of Members. HMO shall furnish to the Contract Holder such information concerning enrollment of Members and other matters as it may reasonably require. Contract Holder is responsible for providing written notice to the Members of the conversion privilege within 15 days before or after termination of coverage under this Contract, unless continuation coverage ceases pursuant to Section VIII.A. (2)(a) or (b), in which case Contract Holder shall notify Member prior to expiration of the continuation coverage.

B. Clerical errors or delays in keeping or reporting data relative to coverage will neither invalidate coverage which would otherwise be in force nor continue coverage which would otherwise be validly terminated if HMO, in its sole discretion, determines that a clerical error has been made. Upon discovery of such errors or delay, an adjustment of charges shall be made. This provision notwithstanding, in no case will adjustments in coverage or rates be made effective more than two (2) Premium Due Dates prior to the date HMO is notified in writing, on a form satisfactory to HMO, of the requested addition, deletion, or change in coverage.

HMO/PA Group Master Contract Page 27

            SECTION XII - TERMINATION OF GROUP COVERAGE AND RENEWAL

A. This Contract may be terminated by HMO or Contract Holder on any premium due date by giving thirty (30) days' prior written notice.

B. This Contract may be terminated by HMO at any time under the following circumstances:

     1. By giving thirty (30) days' prior written notice to Contract Holder if Contract Holder is guilty of fraud or material misrepresentation of fact in obtaining coverage hereunder: or

     2. Upon default in the payment of premiums required under Section X of this Contract, subject to the thirty (30) day grace period described in X.A or if the Contract Holder becomes insolvent, files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition or similar relief under any federal or state law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors or similar undertaking, or if a receiver, trustee, or similar officer is appointed for the business or property of Contract Holder, or if Contract Holder has begun any voluntary or involuntary liquidation process; or

     3. By giving thirty (30) days' prior written notice to Contract Holder if Contract Holder breaches the terms of Section IV.C.

                          SECTION XIII - MISCELLANEOUS

A. Contract Holder hereby makes HMO coverage available to persons who are eligible under Section IV of this Contract. However, this Contract shall be subject to amendment, modification or termination in accordance with any provision hereof, by operation of law, by filing with and approval by applicable public authority. This can also be done by mutual written agreement between HMO and Contract Holder without the consent of Members. By electing medical and hospital coverage pursuant to this Contract, or accepting benefits hereunder, all Members who are legally capable of contracting, and the legal representatives of all Members who are incapable of contracting, agree to all terms, conditions and provisions hereof.


B. Members or applicants shall complete and submit to HMO such applications or other forms or statements as HMO may reasonably request. Members represent that all information contained in such applications, forms or statements submitted to HMO incident to enrollment under this Contract or the administration hereof shall be true, correct, and complete to the best of Member's knowledge or belief.

C. HMO may adopt policies, procedures, rules and interpretations to promote orderly and efficient administration of this Contract.

D. No agent or other person, except a Vice President or President of HMO, has authority to waive any condition or restriction of this Contract, to extend the time for making a payment; or to bind HMO by making any promise or representation or by giving or receiving any information. No change in this Contract shall be valid unless evidenced by an endorsement on it signed by one of the aforesaid officers.

HMO/PA Group Master Contract    Page 28

E. This Contract, including the Cover Sheet, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous arrangements, understandings, negotiations and discussions of the parties with respect to the subject matter hereof, whether written or oral; and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Contract shall be binding unless executed in writing by authorized representatives of the parties.

F. This Contract has been entered into and shall be construed according to applicable state and federal law.

G.   HMO will furnish each Subscriber with a Member Handbook.

             UNITED STATES HEALTHCARE SYSTEMS OF PENNSYLVANIA, INC.,
                   dba THE HEALTH MAINTENANCE ORGANIZATION OF
                                PENNSYLVANIA, dba
                                 U.S. HEALTHCARE
                              SCHEDULE OF BENEFITS
                               PATRIOT X QPOS PLAN
                                    STV GROUP
                           Effective December 1, 1995

 Benefit                                                           Copayment

 Primary Care Physician Office Visit
 During Office Hours                                               $10
 Non-Office Hours and Home Visits                                  $15

 Specialist Physician Office Visit                                 $15

 Outpatient Therapies                                              $15

 First OB Visit                                                    $15

 Routine Gynecological Exam(s)                                     $15

 Hospital Outpatient Department Visit                              $15
 and Diagnostic Testing

 Outpatient Emergency Services
 Hospital Emergency Room or Outpatient                             $35
 Department

 Outpatient Mental Health Visits                        Visits 1-20: $25

 Outpatient Substance Abuse Visits                      Visits 1-60: $15

 Outpatient Surgery                                                $0

Group No: US018927-001 , PA05-018927-013, PA03-018927-027, PA04-018927-028,
 PA09-018927-029

Form: HMO/PA FLEX-SB-2 (11/93)                 ID: TRKJM1        Page    1

Inpatient Services

 Acute Care                                                       $0
 Mental Health                                                    $0
 Substance Abuse Detoxification                                   $0
 Substance Abuse Rehabilitation                                   $0
 Maternity                                                        $0
 Skilled Nursing Facility                                         $0
 Non-Hospital Services
 First course of treatment                                        $0
 Second and subsequent courses of treatment           50% of the cost of service

 Dependent Eligibility                  (a) Under 23 years of age, or

                                        (b)  23  years  of  age  or  older   but
                                        incapable of self-support  due to mental
                                        or physical incapacity,  either of which
                                        commenced    prior   to   age   23   for
                                        non-student  Dependents and prior to age
                                        23 for student Dependents, or

                                        (c) under 23 years of age and  attending
                                        a  recognized   college  or  university,
                                        trade or secondary school on a full time basis, and

                                        (d)   non-student   Dependents  will  be
                                        covered until the end of the calendar year after they have reached the age of 23, and

                                        (e) student Dependents will be covered until the end of the calendar year after they have reached the age of 23.

                                Optional Benefits

 Routine Eye Exam by Participating                  $15
 Ophthalmologist or Optometrist

 Primary Dentist Visit Copayment
 (for Preventive Dental Benefit for                 $5
 children, Section II.A.3.g of the
 Group Master Contract)

 Routine Gynecological Exam(s)                      One visit per year

 Durable Medical Equipment
 Copayment                                          $0
 Maximum Annual Out-of-Pocket Limit                 $0

Group No: US018927-001, PA05-018927-013, PA03-018927-027. PA04-018927-028,
PA09-018927-029

 Form: HMO/PA FLEX-SB-2 111/93)        ID: TRKJM1                Page     2

Prescription Drugs and Medications
Copayment                                              $10


Lens Reimbursement Reimbursement Amount                $35



Group No: US018927-001 , PA05-018927-013, PA03-018927-027, PA04-018927-028,
PA09-018927-029

 Form: HMO/PA FLEX-SB-2 (11/93)          ID: TRKJM1       Page 3

               THE HEALTH MAINTENANCE ORGANIZATION OF PENNSYLVANIA
                                   ENDORSEMENT
                     SECTION Vl - EFFECTIVE DATE OF COVERAGE

Section A.2, Effective Date of Coverage Other Than of a Newborn Child, is amended to read:

2. If a completed HMO enrollment application form is not received by HMO within thirty-one (31) days of the Member's Enrollment Eligibility Date (Section V.B), the effective date of Member's coverage is the next Open Enrollment Period during which Member's completed HMO enrollment application form is received by HMO, unless such Member and Dependents have lost medical coverage due to spouse's layoff or termination of employment.

     Employees must apply within thirty-one (31 ) days of the layoff or termination of employment and submit evidence of 1) former medical coverage through the spouse's employer and 2) termination of employment from the spouse's employer.

             UNITED STATES HEALTHCARE SYSTEMS OF PENNSYLVANIA. INC..
                   dba THE HEALTH MAINTENANCE ORGANIZATION OF
                         PENNSYLVANIA dba U.S HEALTHCARE

E. Mental Health Inpatient Benefit

Section II. E. of the Group Master Contract and the Certificate of Coverage. or Individual Contract is hereby amended to add:

Member may exchange one (1) Mental Health  inpatient  benefit day for up to four
(4) outpatient visits. Member may exchange up to a maximum of (10) inpatient days for a maximum of forty (40) additional outpatient visits under this rider.

Additionally Member may exchange one (1) inpatient day for two (2) days of treatment in a partial hospitalization program in lieu of hospitalization up to the maximum benefit limitation.

Requests for a benefit exchange must be initiated by the member's capitated Mental Health Provider under the guidelines set forth by the HMO. Member must utilize all outpatient mental health benefits available under the contract and pay all applicable copayments before an exchange will be considered. The Mental Health provider must demonstrate medical necessity for extended visits and be able to support the need for hospitalization if additional visits were not offered. Request for exchange must be approved in writing by HMO prior to utilization.

             UNITED STATES HEALTHCARE SYSTEMS OF PENNSYLVANIA, INC.
         d/b/a THE HEALTH MAINTENANCE ORGANIZATION OF PENNSYLVANIA, INC.
                              d/b/a U.S. HEALTHCARE

                          INJECTABLE BENEFITS AMENDMENT

United States Healthcare Systems of Pennsylvania, Inc. d/b/a The Health Maintenance Organization of Pennsylvania, Inc. d/b/a U.S. Healthcare, ("HMO") and Contract Holder agree to offer to the HMO Members the following injectable benefit subject to the following provisions:

A new section II.K is added to the Group Master  Contract and the Certificate of
Coverage:

K.   Injectables

     Unless specifically excluded, and when an oral alternative drug is not available, injectable medication is a covered benefit, including those medications intended to be self administered. Medications must be deemed medically necessary and appropriate to the Member's needs or condition for covered services, prescribed by a participating provider and approved in advance of treatment by HMO. If the drug therapy treatment is approved for self-administration, Member is required to obtain covered medications at a U.S. Healthcare participating pharmacy designated to fill injectable prescriptions.

     Experimental or investigational drugs or medications or drugs or medications that have not been proven safe and effective for a specific disease or approved for a mode of treatment by the FDA and the NIH are not covered under this contract. The off-label use of injectable drugs or medications is not covered. Drugs related to the treatment of noncovered services are not covered. Drugs related to the treatment of infertility, contraception and performance enhancing steroids are not covered. Needles, syringes and other injectable aids are not covered.

     A copayment for the primary care physician or specialist physician applies to this benefit when administered in the participating physician's office as listed on the attached Schedule of Benefits.

SECTION III - EXCLUSIONS AND LIMITATIONS is hereby amended to delete Exclusion III.B.17 listed in the Group Master Contract and the Certificate of Coverage in its entirety and replace it with the following exclusion:

     17. Drugs and medicine except as provided by Section II.C.8, Section II.D, or II.K of this Contract.

             UNITED STATES HEALTHCARE SYSTEMS OF PENNSYLVANIA, INC.
         d/b/a THE HEALTH MAINTENANCE ORGANIZATION OF PENNSYLVANIA, INC.
                              d/b/a U.S. HEALTHCARE

                                   ENDORSEMENT

HMO and Contract Holder agree to offer to Members the following benefit subject to the following provisions:

SECTION I - DEFINITIONS is amended to include the following definition:

Infertile condition or Infertility - The condition of a presumably healthy Member who is unable to conceive or produce conception after a period of one year if the member is under the age of thirty-five (35), or after a period of six (6) months if the Member is age 35 or older, of unprotected sexual intercourse.

Participating Advanced Reproductive Technology ("ART") Specialist - A Specialist which or who has entered into a contractual agreement with HMO for the provision of the advanced reproductive technology services covered by this endorsement to Members on an agreed upon basis.

Infertility Program - A program administered by HMO which consists of:

1.   The  evaluation  of  "infertile"   Members  to  determine  the  appropriate
     infertility treatment for a Member; and

2.   Determination of eligibility for the ART benefit; and

3.   Precertification and approval for the ART benefit; and

4. Case management for the provision of infertility services covered under the Group Master Contract and Certificate of Coverage and the services listed hereunder.

Section II.A.11 is hereby amended to add the following additional infertility services to the Group Master Contract and the Certificate of Coverage:

Limited Advanced Reproductive Technology Benefit

1. Eligibility:

To be eligible under the Infertility Program:

a. Member must be covered under the Group Master Contract and the Certificate of Coverage as a Subscriber or a Dependent; and

b.   Member must be diagnosed as infertile.

The ART benefit is not covered for male members when the cause of infertility is vasectomy or for female members when the cause of infertility is tubal ligation.

2. Access to the ART Benefit and Precertification:

To obtain the ART benefit described in paragraph 3 hereunder, Member must be:

a. Referred by Member's primary care physician or gynecologist to the Infertility Program, or Member may directly contact the HMO's Infertility Program Case Management unit by calling the Solutions number listed on Members ID card; and

b. Determined to be eligible for the ART benefit after an initial intake evaluation and consultation with a participating ART Specialist and recommendation by the ART Specialist that Member be accepted into the Infertility Program. Eligibility is also based on the participating ART Specialist's determination of the reasonable possibility of success based on the Member's medical history and the standards established by HMO; and

c.   Pre-certified and approved by HMO for this benefit;  and

d. Member has been issued a claim authorization for ART services from the HMO's Infertility Program Case Management Unit to a participating ART Specialist. Claim authorizations will only be issued by the Infertility Program Case Management Unit for all services related to infertility care and treatment.


3. Benefit:

This benefit covers one (1) egg harvesting and up to two (2) transfers through InVitro Fertilization (IVF), Zygote Intra-Fallopian Transfer (ZIFT), or Gamete Intra-Fallopian Transfer (GIFT) only, during each twenty-four (24) month period from the date of the first visit for actual treatment from the participating ART Specialist and after the determination of eligibility as described above. Services under this benefit are only available from the participating ART Specialists for whom Member has been issued a claim authorization by the Infertility Program Case Management Unit.


SECTION III - EXCLUSIONS AND LIMITATIONS is hereby amended to delete Exclusion III.B.25 listed in the Group Master Contract and the Certificate of Coverage in it's entirety and replace it with the following exclusion:

III.B.25

Infertility injectable medications are not covered. Charges for the freezing and storage of cryopreserved embryos and charges for storage of sperm are not covered. Donor costs, including but not limited to the cost of donor eggs and donor sperm, are not covered. This ART benefit is only available from participating ART Specialists through the Infertility Program and is excluded from coverage on a non-referred or out-of-network referred basis. The costs for ovulation predictor kits are not covered.

             UNITED STATES HEALTHCARE SYSTEMS OF PENNSYLVANIA, INC.
         d/b/a THE HEALTH MAINTENANCE ORGANIZATION OF PENNSYLVANIA, INC.
                              d/b/a U.S. HEALTHCARE
                                   ENDORSEMENT


Effective October 1, 1995



Section VIII.A.1 of the Group Master Contract and Certificate of Coverage, Continuation, is amended to add the following provision:

In the event a Subscriber's employment with Contract Holder is terminated involuntarily and without cause, Subscriber shall be entitled to continue coverage (including coverage of covered Dependents) immediately thereafter, without payment of additional premium, for a period equal to one month (i.e., the corresponding day of the following month, for example from February 15th to March 15th) for each year that Subscriber has continuously (i.e., no lapse of more than thirty (30) days) maintained coverage with HMO under a Group Contract, commencing with the date that Subscriber is effective under this Endorsement, to a maximum of three months of such coverage. All continued coverage utilized by Subscriber pursuant to this Endorsement shall be deducted from Subscriber's accumulated eligibility for continued coverage hereunder (i.e., if Subscriber has used one (1) month of a three (3) month accumulated continued coverage period, two (2) months will remain until such time as Subscriber again becomes eligible for three (3) months of continued coverage.) To be eligible for and obtain such continued coverage an application must be received by HMO within thirty (30) days after Subscriber's termination of employment and shall include
(x) a signed representation from the Subscriber that the Subscriber is not eligible for other comprehensive group health coverage (such as through a spouse or other employer) or Medicare, and (y) a signed written certification from the Contract Holder that the Subscriber's employment was terminated involuntarily and without cause. In the event Subscriber exercises Subscriber's COBRA or other continuation rights under this Contract, continuation of coverage hereunder shall be in the form of the waiver of the applicable COBRA premium or other continuation premium.

                       CORPORATE HEALTH INSURANCE COMPANY

                  (A Minneapolis, Minnesota Domiciled Company)
                          Principal Executive Offices:
                                 980 Jolly Road
                          Blue Bell, Pennsylvania 19422

                               SUMMARY OF BENEFITS
                                       FOR
                           COMPREHENSIVE MAJOR MEDICAL
                          GROUP HEALTH INSURANCE POLICY

This Summary of Benefits describes the benefits available to you under the Comprehensive Major Medical Group Health Insurance Policy No. PA PA01,018927001, PA03, 018927-027, PA04, 018927-028, PA05 018927-013, PA09, 018927029, GN01,
018927-003, GN02, 018927-002, GN03, 018927-004, NE01, 018927005, DE01,
018927-006, NH01, 018927-007, MD01,018927-008, DC01, 018927009, Rl01,
018927-010, GA01, 018927-011, MD02, 018927-012, NJ01, 018927025, VA01,
012927-026 (the "Policy") issued by Corporate Health Insurance Company ("CHI" or the "Company") to STV Group ("the Policyholder").

Every attempt has been made to be informative about benefits available under the Policy and those areas where a benefit may be lost or denied. However, for a complete description of the benefits, please review this Summary of Benefits together with the Policy. The benefits described in this Summary of Benefits are subject exclusively to the provisions and limitations set forth in the Policy.

The benefits described in this Summary of Benefits are those in effect as of December 1, 1995.

This Summary of Benefits will not constitute a Certificate unless the Certificate label is fixed to this Summary.

HOW TO SUBMIT CLAIMS FOR BENEFITS

o A notice of claim, which may be obtained from CHI or your human resources department, must be sent directly to CHI or its designee within 90 days after an eligible service or supply is received.

o Please be sure to provide all information required by the notice of claim, including the Policy number and the Policyholder's name and number.

o If you receive a bill for medical services, send it to CHI or its designee together with the notice of claim.

o Before submitting a claim for medical expenses, review this Summary of Benefits and the bills you have accumulated. Be sure you are submitting bills for which benefits are payable under the Policy. Make copies of all documents you are submitting.

o    Bills must be complete. Each bill must be an original and should show:

          * Name of eligible person
          * Date(s) of service or supply
          * Charge for each service or supply
          * Diagnosis (reason for treatment)
          * Type(s) of charge(s) (CPT-4 code, if any, and/or description of service(s) provided)

PLEASE NOTE: The following will not be acceptable:

          * Canceled checks
          * Cash register receipts
          * Balance due bills (bills that show only the amount owed)
          * Photocopies

Should you need additional copies of the notice of claim, feel free to contact CHI between 8:00 AM - 5:00 PM (Eastern Standard Time) at 1-800-323-9930 or check with your human resources department. All payments will be made directly to the provider, unless you notify CHI in writing otherwise. If you have any questions, please call or write:

                       Corporate Health Insurance Company
                          980 Jolly Road, P.O. Box 1109
                          Blue Bell, Pennsylvania 19422
                                 1 -800-323-9930

INSURANCE POLICY HIGHLIGHTS

ELIGIBILITY
Active employees of the Policyholder and their eligible dependents. Dependent coverage is limited to employee's spouse and unmarried dependent children up to age 23; full-time students up to age 23.

PRE-CERTIFICATION
To be eligible for maximum benefits under the Policy, you are required to follow the procedures for pre-certification set forth below. Pre-certification is obtained by calling CHI at 1-800-541-3149. Pre-certification is required prior to receiving any of the eligible services or supplies that require pre-certification, as noted below in the Schedule of Benefits.

FAILURE TO COMPLY WITH THIS PRE-CERTIFICATION REQUIREMENT WILL RESULT IN A 50%

REDUCTION IN YOUR BENEFITS.

SCHEDULE OF BENEFITS

I. DEDUCTIBLE AMOUNT


The following deductible amount (the "Deductible Amount") must be paid by you or your family (as the case may be) for eligible medical expenses incurred during any calendar year. Any eligible medical expenses in excess of the applicable Deductible Amount will be paid by CHI and the covered person in accordance with the co-insurance and co-payment provisions set forth below in Section II.

     Individual: $300
         Family: $900

The Deductible Amount is not applicable to certain eligible medical expenses noted below in Section V, for which you or your family (as the case may be) need not pay any Deductible Amount prior to becoming entitled to benefits under the Policy.

II. CO-INSURANCE AND CO-PAYMENT


All eligible medical expenses in excess of the Deductible Amount will be paid by CHI and you as follows, until at such time during the calendar year you have paid up to your out-of-pocket maximum amount set forth below in Section III or CHI has paid the maximum benefits set forth below in Section IV or V:

     CHI Pays: 80% of Reasonable & Customary Charges
      You Pay: 20% of Reasonable & Customary Charges

Unless specifically required below in Section V, no co-payment will be payable on any eligible medical expenses. Certain eligible medical expenses specified below in Section V are not subject to any co-insurance or co-payment provisions.

CHl's obligation to pay eligible medical expenses under the Policy is further limited by the maximum lifetime individual benefit limitation set forth in
Section IV below and other maximum benefit amounts set forth next to each eligible medical expense in Section V below.

III. OUT-OF-POCKET MAXIMUM


During any calendar year, you or your family (as the case may be) will not be required to pay an aggregate amount in excess of the following out-of-pocket maximum amount (the "Out-of-Pocket Amount"). If during any calendar year you have paid pursuant to the above co-insurance or copayment provision an aggregate amount greater than the Out-of-Pocket Amount below, CHI will pay for 100% of the balance of the eligible medical expenses, up to the amount of the lifetime individual maximum benefits amount set forth below in Section IV or the maximum benefit amounts set forth below in Section V (whichever is applicable).

     Individual: $1,200
         Family: $3,600

Unless otherwise noted below in Section V, the co-insurance and co-payments paid by the Covered Individual of the Family Unit will be included in the Out-of-Pocket Amount. However, the Deductible Amount paid by the Covered Individual or the Family Unit will not be included in the Out-of-Pocket Amount.

IV. LIFETIME INDIVIDUAL MAXIMUM BENEFIT

The maximum amount payable by CHI under the Policy for eligible medical expenses incurred by you or any member of your family (if applicable) shall not exceed $1,000,000.

V. ELIGIBLE MEDICAL EXPENSES


The Policy covers the following eligible services and supplies provided to you or your covered family members. However, the Policy covers only those services and supplies which were medically necessary and only up to reasonable and customary charges, subject to additional restrictions and limitations set forth below and in the Policy:

COVERED SERVICES LIMITATIONS AND RESTRICTIONS
Acupuncture                        In lieu of anesthesia only


Ambulance Transportation           To and from the nearest facility that can
                                   give necessary treatment

Ambulatory Surgery                 Pre-Certification required

Anesthesia

Assistant Surgeon                  Benefits not payable for hospitals where
                                   surgical assistant is routinely available

Birthing Center                    Benefits not to exceed those otherwise
                                   available for pregnancy under the Policy

 Blood or Blood Plasma             Must not be replaced on behalf of the
                                   eligible person

 Cardiac Rehabilitation            Pre-Certification required
 Services

 Chiropractic Care                 Pre-Certification required; CHI pays up to a
                                   maximum benefit amount of $1,000 per calendar year for detection and correction by manual means of structural imbalance or o subluxation resulting from or related to distortion, misalignment or subluxation of or in the vertical column

 Consultation                      Only for consultation requested by the
                                   attending physician and given while confined as an in-patient

 Diagnostic Services

Durable Medical Equipment Pre-Certification required on items leased or purchased for more than $1,500

 Emergency                         Services Notification must be made within 24
                                   hours of any admission or as soon thereafter as reasonably possible; Emergency services must be received within 48 hours after the onset of the medical emergency

 Hemodialysis

 Home Health Services              Pre-Certification required One visit per day;
                                   up to 4 hours constitute 1 home health care visit;

 Hospice Care                      Pre-Certification required; Maximum
                                   individual lifetime benefit of $10,000;
                                   Attending physician must certify that the covered person is terminally ill and must recommend admission into a hospice care program

 Hospital
 Outpatient Care:                  Pre-Certification required
 Inpatient Care:                   Pre-Certification required
 (Room & Board at
 Semi-Private Room Rate*)

*Unless Private Room is Medically Necessary

 Immunization for                  No deductible and no co-insurance; Children
                                   Limited to minimum benefits mandated by the Department of Insurance

 Infertility                       Services to diagnose infertility only; Does
                                   not cover infertility treatment

 Inpatient Physician               While confined as an inpatient in a hospital
 Services                          or skilled nursing facility

 Mammography                       No deductible and no co-insurance shall be
                                   applied to the charge; Up to 1 routine
                                   mammography per calendar year if the female eligible person is age 40 or older, and any additional mammography recommended by a physician for a female eligible person under age 40

 Maternity-Related                 Care Notification required soon after
                                   pregnancy is confirmed and within 24 hours after birth or as soon thereafter as reasonably possible

 Newborn Baby Care

 Office Visits                     Only for diagnosis or treatment of an injury
                                   or illness at a physician's office

 Organ Transplants                 Pre-Certification required; Attending
                                   physician must certify medical necessity;
                                   Covered person must be the recipient

 Oxygen                            When prescribed by the attending physician

 Papanicolaou Smear                Routine pap smear in accordance with the
 (Pap Smear)                       recommendations of the American College of
                                   Obstetricians and Gynecologists. No
                                   deductible or no co-insurance shall be
                                   applied to the charge.

 Preventive                        Care An annual gynecological examination,
                                   including a pelvic examination and clinical breast examination by a Physician. No deductible or no co-insurance shall be applied to the charge.

                                   The charges for immunizations (other than children's immunizations) and physical examinations (other than papanicolaou smears and mammography); Up to maximum benefit of $150 per individual per calendar year No deductible or no co-insurance shall be applied to the charges.


 Private Duty Nursing              Pre-Certification required;
                                   Must be services of a L.P.N. or R.N. for non-hospitalized illness or injury

 Psychiatric                       Treatment Includes Mental, Psychoneurotic and
                                   Personality Disorders; Restoration and
                                   reinstatement provision of the Policy does
                                   not apply; Lifetime maximum benefit of
                                   $50,000

 Outpatient:                       Maximum benefit limited to 60 visits per
                                   calendar year; Maximum benefit of $1,500 per year; CHI pays 50% and You pay 50% Up to $30 per visit

Inpatient:                         Pre-Certification required; Maximum benefit
                                   limited to 30 days per calendar year

 Reconstructive/                   Pre-Certification required
 Corrective Surgery

 Skilled Nursing Facility          Pre-Certification required; Maximum benefits
                                   limited to 240 days per calendar year and 35 physician visits per calendar year; Room and board at semi-private accommodations, unless isolation is required and the attending physician orders private accommodations

 Substance Abuse                   Pre-Certification required
 Treatment

 Outpatient Care:                  Limited to 30 visits per calendar year and 30
                                   additional full visits or equivalent partial visits, which may be exchanged for up to 15 inpatient rehabilitation days on a 2-for-1 basis


*Inpatient Detoxification:         Limited to 7 inpatient days per calendar
                                   year, subject to a lifetime limit of 4
                                   separate admissions

*Inpatient Rehabilitation:         Limited to 30 days per calendar year in a
                                   non-hospital substance abuse residential facility, subject to a lifetime limit of 90 days

*Room and board at Semi-Private room rate.

 Therapies                         Pre-Certification required Includes Cardiac
                                   Rehabilitation, Chemo, Occupational,
                                   Physical, Radiation, Respiratory, and Speech;

 Voluntary Sterilizations          Does not cover reversal procedures


Vl. EXCLUSIONS


Certain charges and expenses are not covered by the Policy, including those:

o For services or supplies not medically necessary for the diagnosis or treatment of an illness or injury

o In excess of the reasonable and customary charges or the maximum benefits provided by this Summary of Benefits

o    Caused by war (declared or undeclared) or any act of war

o Suffered while on full-time active duty in the armed forces of any country or international authority

o Incurred in connection with any injury or illness which is compensable under any workers' compensation or occupational disease act or law or the federal Longshoreman's and Harbor Worker's Compensation Act

o For services received in a veteran's administration hospital, a public health service hospital, or any facility operated by the U.S. government or any of its agencies, except to the extent that there is an unconditional requirement to pay these charges

o For certain services received by retirees from armed forces or their dependents pursuant to and covered by programs established under federal law

o For the treatment of or care for mental retardation, defects and deficiency, other than psychiatric treatment specifically covered herein

o    For dental services, except for accidental injuries to sound natural teeth

o    For optical services

o    For services rendered by you or your close relative

o    For care, services, and supplies not prescribed or rendered by a Physician

o Directly related to attempted suicide or an intentionally self-directed injury

o For provision or replacement of the following items: arch supports; elastic hose; birth control devices including, but not limited, to IUDs, diaphragms and condoms; false teeth; braces; traction apparatus; canes; walkers; corrective shoes; corsets; wigs or cranial prosthesis; diapers; or certain special appliances, supplies or equipment.

o    For custodial care

o For cosmetic surgery, except reconstructive surgery specifically covered by the Policy

o Resulting from the commission or attempt to commit a felony by the eligible person

o    For certain convenience items or services

o Applied toward satisfaction of the deductible or the co-payment or coinsurance amount payable by the eligible person

o    For blood or blood plasma that is replaced on behalf of the eligible person

o For actual or attempted impregnation or fertilization which involves either an eligible person or a surrogate as a donor or a recipient

o    For examinations, proper adjustment of, or purchase of a hearing aid

o    For career and pastoral counseling

o For services or supplies of an educational, experimental or investigatory nature

o For the reversal of any sterilization procedure performed on any family member

o For sex transformations or other transsexual surgery or related services not necessitated by an injury or illness covered by the Policy

o    For certain services rendered for academic reasons

o    For orthoptic therapy (vision exercises)

o    For weight reduction programs and gastric stapling for treatment of obesity

o    For certain bereavement counseling service

o For treatment of temporomandibular joint dysfunction with/intra-oral devices or any other method to alter vertical dimension

o For hypnosis not used as an integral part of a treatment covered by the Policy

o For telephone consultations, failure to keep a scheduled visit, or completion of a claim form

o    For any services or supplies not specifically described in the Policy

o For any services or supplies covered by any automobile insurance policy up to the amount of coverage limitation under such policy.

o    For prescription drugs

o    For orthotic devices

CHI shall determine whether a service or supply is covered under or excluded from coverage under the Policy.

PRE-CERTIFICATION

Prior to receiving hospitalization or certain other medical treatment requiring pre-certification as specified above in the Schedule of Benefits, the covered person, a member of his or her family, a hospital staff member, or the attending physician, must notify CHI to pre-certify the admission or treatment.

The Company will reduce the benefits payable under the Policy by 50% if the procedures for precertification set forth herein are not followed. Each covered person will be responsible to pay the unpaid balance of the benefits.

To obtain pre-certification, call CHI at 1-800-541-3149. This call must be made:

     1. Prior to any planned admission into hospital and prior to receiving such other eligible treatment that require pre-certification according to the Schedule of Benefits or the Policy;

     2. Within 24 hours after the time of an emergency admission or as soon thereafter as reasonably possible; and

     3. As soon as the attending physician confirms that a covered person is pregnant and again within 24 hours of the birth or as soon thereafter as reasonably possible.

When calling CHI, the caller must provide:

     1. The covered person's name and the covered person's social security number;

     2.   The treating physician's name, address and phone number;

     3. The name of the hospital or treatment facility and the anticipated admission or treatment date; and

     4.   The Policyholder's name and Policyholder Policy Number.

There is no requirement to call in advance before seeking treatment for an emergency.

Case Management

Certain medical conditions for which a claim is made under the Policy may be referred to Case Management (CM).

Only those conditions for which medical expenses are expected to exceed a certain dollar amount, and for which there is a potential lower cost treatment alternative, will be referred to CM.

CM is a program which provides a case-by-case analysis and medical treatment plan suggestions that address the need of catastrophically ill or injured individuals. It concentrates on severe injuries and illnesses, such as spinal cord injuries or head trauma, when early intervention and individual case management will prove effective to a patient's recovery.

The decision to refer any case to CM will remain with CHI, who will rely on the criteria established by the CM service provider to determine which claims are recommended for CM, except that no alternative treatment will be provided to the covered person under CM without prior consent of the covered person and the attending physician.

In certain instances a recommendation to use alternative treatment not normally covered by the Policy may be made when such treatment endorses quality care, medical necessity and cost effectiveness. Under these circumstances, any such alternative treatment will be covered by the Policy.

DEPENDENT ELIGIBILITY

1.   Dependent Coverage


     (a) Your spouse and dependent children can also be covered under the Policy.

     (b)  Your spouse is eligible for dependent coverage unless:

          (i) You and your spouse are legally separated or divorced or have obtained an annulment;

          (ii) Both your and your spouse are employees of the Policyholder. You and your spouse may choose to be covered as individual employees of the Policyholder, or one may cover the other as a dependent, but both of them may not cover the other as a dependent;

          (iii) Such spouse is in active military service;

          (iv) Such spouse is of the same sex; or

          (v) Such spouse is not a legal spouse, under the laws of the Commonwealth of Pennsylvania.

     (c) Your natural or legally adopted child is eligible from birth so long as the child is:

          (i)  Less than age 23, or if a full-time student, less than age 23;

          (ii) Not married; and

          (iii) Not on active duty in any of the armed forces.

     (d) Child/children under legal guardianship (including foster children) or children under court order will be included under the Policy under the same conditions and restrictions applicable to a covered person's natural or legally adopted children.

     (e) Your spouse and child/rep meeting the requirements described above are referred to herein as "Eligible Dependents."

2.   Enrolling Eligible Dependents


     (a) You can enroll for family coverage when you become eligible for individual coverage.

     (b) If you have no dependents when you first enroll but later gain one, you may enroll for family coverage within 31 days of the date you gain the dependent. This includes dependents gained by marriage, birth adoption, legal guardianship or court order. During the first 31 days after the birth of a child, the child will be automatically covered for all eligible benefits. For coverage of a child beyond the first 31 days after birth and for coverage of a spouse during and beyond the first 31 days after marriage, enrollment must be made and the first premium charge for that dependent must be paid within that 31 day period.

     (c) Note: Except for newborn child's coverage during the first 31 days after birth, if you do not enroll you dependents within 31 days after the dependent becomes eligible. satisfactory evidence of good health for such dependent will be required. If satisfactory evidence of good health is not provided for such dependent, CHI may reject the enrollment application for insurance of such dependent under the Policy. Coverage for such dependent providing satisfactory evidence of good health will then begin no earlier than the first day of the calendar month following CHl's approval of the evidence of good health. However, no evidence of good health will be required for any dependent who enrolls within such 31 days.

3.   When Dependent Coverage Stops

     Coverage for dependents shall end when the dependent relationship with you ends or when your coverage under the Policy ends. When coverage for a dependent ends, the dependent will have an opportunity to obtain continuation of medical coverage as provided by the Consolidated Omnibus Budget Reconciliation Act.

4.   Extension of Coverage for Dependents


     (a) Under certain circumstances described below, coverage could continue for an Eligible Dependent after the time coverage would normally stop under the Policy.

     (b) A child who is otherwise eligible and is physically or mentally incapable of self support upon attaining the limiting age may be continued under the coverage provided hereunder so long as he or she remains incapacitated and unmarried at that time subject to your coverage continuing in effect.

     (c) To be eligible for the continued coverage described in this Section of a dependent child beyond the time coverage would normally end, proof of his or her incapacity must be submitted to CHI within 31 days after such dependent's attainment of the limiting age. Proof of the incapacity will be required from time to time to keep this coverage in effect. Each time CHI asks for proof that a covered dependent is incapacitated, CHI may require the covered dependent to have a physician's examination at the covered person's expense. CHI may specify the physician.

     (e) The continued coverage of a dependent child under this Section terminates on the earliest of the following dates:

          (i)  the date such child is no longer incapacitated;

          (ii) the date proof of the child's incapacity is not provided when asked; or

          (iii) the date your dependent's coverage otherwise terminates pursuant to the Policy.

ENROLLMENT CHANGES

Enrollment and benefit coverage under the Policy may be changed only upon a change in your family status.

A change of family status occurs when:

     1. You get married or divorced;

     2. Your child is born or legally adopted;

     3. Your spouse or child dies; or

     4. Your spouse has a loss of group insurance coverage.

GENERAL PROVISIONS
1. Notice of Claim

Written notice of claim must be furnished to the Company within 90 days after covered treatment has been rendered to the covered person. A notice of claim form may be obtained from CHI or the Policyholder. However, in case of a claim for which the Policy provides any periodic payment contingent upon continued provision of treatment, this notice may be furnished within 90 days after termination of each period for which the Company is liable. Failure to furnish the notice of claim within the time required will not invalidate nor reduce any claim if it is not reasonably possible to give the notice of claim within 90 days, provided the notice of claim is furnished as soon as reasonably possible. However, except in the absence of legal capacity of the claimant, the notice of claim may not be furnished later than one year from the date when the notice of claim was originally required.

2. Time for Payment of Claim

Benefits payable under the Policy will be paid promptly upon receipt by CHI of satisfactory notice of claim, unless the Policy provides for periodic payment. Where the Policy provides for periodic payments, the benefits will accrue and be paid monthly, subject to satisfactory notice of claim.

3. Payment of Claims

All or any portion of any indemnities provided by the Policy on account of hospital, nursing, medical or surgical services may, at the Company's option, be paid directly to the hospital or other persons rendering such services; but it is not required that the service be rendered by a particular hospital or person. Any payment made by the Company in good faith pursuant to this provision will fully discharge the Company's obligation to the extent of the payment. The covered person may request that payments not be made pursuant to this provision. The request must be made in writing and must be given to the Company not later than the time of filing notice of claim. Payment made prior to receipt of the covered person's written request at the Company's principal executive office will be deemed to be payment made in good faith.

The covered person shall be responsible for the payment of ail charges for any service or supply in excess of the reasonable and customary charges or otherwise not covered by the Policy.

4. Choice of Physician

Each covered person has free choice of any physician, hospital or other provider.

5. Time Limit on Certain Defenses

No claim for loss incurred after one year from commencement of the individual covered person's insurance will be reduced or denied on the grounds that the disease or physical condition existed prior to the commencement of the covered person's insurance.

6. Incontestability

The validity of your insurance will not be contested, except for non-payment of premium, after your insurance under the Policy has been continuously in force for one year during his or her lifetime. No statement made by you relating to your insurability or that of your dependents will be used in defense to a claim under the Policy unless: (a) it is contained in a written application signed by you; and (b) a copy of the application has been furnished to you or your beneficiary.

7. Misstatements of Age

If the age of any covered person has been misstated, an equitable adjustment will be made in the premiums or, at the Company's discretion, the amount of insurance payable. Any premium adjustment will be based on the premium that would have been charged for the same coverage on a covered person of the same age and similar circumstances.

8. Physical Examination and Autopsy

The Company, at its own expense, will have the right and opportunity to examine a covered person, when and as often as may reasonably be required during the pendency of a claim under the Policy and to make an autopsy in case of death, where it is not forbidden by law.

9. Legal Action

No action at law or in equity may be brought to recover on the Policy unless and until the expiration of 60 days after notice of claim has been furnished to CHI. No such action may be brought after the expiration of three (3) years after the time notice of claim is required to be furnished.

10. Conformity With State Statutes

Any provision of the Policy which, on its effective date, is in conflict with the statutes of the state in which it is issued, is deemed amended to conform to the minimum requirements of those statutes.

11. Assignment

No assignment of the Policy, or any part of it, will be binding on the Company unless approved in writing by the President or Executive Vice President of the Company. The Company does not assume any responsibility for the validity of any assignment.

12. Rights of Employees

Neither the Policy nor this Summary of Benefit constitutes a contract of employment and does not affect the right of the employer to discharge any employee.

13. Facility of Payment

If, in the opinion of the Company, a covered person is not competent to execute a valid release for payment of any benefit to which he is entitled under the Policy, the Company may, but shall not be required to, make payment to such individual(s) or institution(s) as have assumed the care and support of such covered person. In the event the covered person dies before payment is made to him of all benefits to which he is entitled under the Policy, the Company may, but shall not be required to, make payment to such individual(s) or institution(s) as may be, in the opinion of the Company, equitably entitled thereto, including without limitation, individual(s) or institution(s) to which the covered person may have assigned such benefits prior to his death. Any payment made in accordance with the foregoing provisions shall fully discharge the Company to the extent of such payments.

14. Right to Receive and Release Information

For the purpose of determining the applicability of and implementing the terms of the provisions of the Policy, the Company may release to, or obtain from, any other plan or policy administrator, insurance company, or other organization or individual any information, concerning any individual, which the Company consider to be necessary for those purposes. Any individual claiming benefits under the Policy will furnish the information that may be necessary to implement the provisions.

SUBROGATION

If any benefit is provided to you under the Policy, CHI will be subrogated and succeed to your rights of recovery with respect to the services and supplies involved against a responsible third party and/or insurance company. Please see the Section entitled "Subrogation" under the Policy to review your rights and obligations in connection with CHl's subrogation rights.

COORDINATION OF BENEFITS

In addition to the Policy's benefits, the Policy has a Coordination of Benefits provision. The purpose of this provision is to conserve funds associated with health care. Coordination of Benefits is applicable only when you, your spouse or your dependent(s) are eligible for benefits under more than one group health plan.

When you receive health care services that are also covered under another plan, a determination is made as to which plan is "primary" and which plan is "secondary". The primary plan considers the services, without regard to the secondary plan. The secondary plan will then consider the balances on covered services according to its own limitations.

If the Policy is determined to be the secondary plan, CHI will not pay more than it would have had under the Policy there been no other coverage.

The primary plan will be determined in the following order:

     1. If the other plan does not include a provision to coordinate benefits, such plan will be the primary plan.

     2. If the other plan does include a provision to coordinate benefits, then:

          A. The plan covering the patient as the covered employee is the primary plan.

          B. Except for situations where the parents of a child are separated or divorced, the plan of the parent whose date of birth occurs earlier in the policy year is the primary plan for that child. If both parents have the same birth date, the plan which covered the parent longer shall be primary.

               Note: In the event this plan is coordinating with a plan that uses a rule based on the gender of the parent, benefits will be coordinated as follows:

               Except for situations where the parents of a child are separated or divorced, the plan of the male parent is primary.

          C. In those situations where the parents are separated or divorced, the primary plan is determined as follows:

               1) the plan covering the parent with custody of the child is primary;

               2) if the parent with custody of the child has remarried, the stepparent's plan will pay for covered services before the plan of the parent without custody; and

               3) a court decree may determine the primary plan. You should advise your employer of any court decree.

          D. When the determination cannot be made with the above rules, then the plan that has covered the patient for the longer period of time will be the primary plan, except:

               o the plan which covers the patient as inactive employee (or a dependent of such a person) is the primary plan over a plan that covers a patient as a laid-off or retired person (or a dependent of such a person); and

               o if either plan does not have this condition, then it does not apply and the plan which has been in effect the longer period of time is primary;

     3. If services are provided under a governmental program for which the covered employee pays a periodic rate, that program is the primary plan, except when prohibited by law or when the covered employee elects Medicare as secondary coverage.

At its sole discretion, CHI may pay benefits first and determine liability later. If CHI pays first and it is determined that the Policy is the secondary plan, CHI has the right to recover the expense already paid in excess of its liability as the secondary plan. If the other health care plan is the primary plan, CHI may limit payment so that CHI will not pay more than the difference, if any, between the primary plan's payment and CHl's liability under the Policy. Benefits payable under another plan include benefits that would have been payable had the claim been duly made. When the Policy is determined to be primary, but payment was made by another plan, CHI has the right to reimburse the other plan, the amount which CHI determines is its liability.

CHI may release to or obtain from any person or organization any information about coverage, expenses and benefits which may be necessary to coordinate benefits. The covered employee on his/her own behalf and on behalf of their dependent(s) may be required to furnish information and to take such other action as is necessary to assure the rights of CHI.

MEDICARE

When a covered person is eligible for Medicare, that person must sign and deliver an election card to the Company, stating whom that covered person wants to be his primary insurer. If the covered person elects Medicare as his or her primary source of coverage and belongs to a group covered by the Policy covering twenty (20) persons or more, all Policy benefits otherwise payable to that covered person shall discontinue. If belonging to a covered group of less than twenty (20) persons, all Policy benefits otherwise payable with respect to the covered person will be reduced by any service or supply provided, or any benefits paid or payable, under Part A and Part B of Medicare.

For the purposes of this Section, benefits will be paid on the basis that the covered person is covered by both Part A and Part B of Medicare. If the covered person should not receive benefits under either Part A or Part B because of:

     (a)  failure to enroll when required;

     (b) failure to pay any premiums that may be required for full coverage of the person under Medicare; or

     (c) failure to file any written request or claim required for payment of Medicare benefits;

the Company will make determination of the total benefits that would have been payable under Medicare in the absence of this failure.

     "Part A" means the "Hospital Insurance Benefits for the Aged" portion of Medicare.

     "Part B" means the "Supplementary Medical Insurance for the Aged" portion of Medicare.

TERMINATION OF COVERAGE

Subject to certain exceptions:

     o Your coverage under the Policy ends immediately when you leave the employment of the Policyholder. It also ends if such employee is no longer eligible under the Policy, the Policy is discontinued or, after a grace period, premiums are not paid.

     o Coverage for your dependents end when they no longer meet the definition of dependents under the Policy or your coverage under the Policy terminates.

     o If coverage under the Policy terminates and you want to continue your medical coverage and that of your eligible dependents, you may apply for continued coverage under COBRA or convert your coverage into an individual policy, as explained in Article IX of the Policy.

CLAIMS APPEAL PROCEDURE -

If your claim has been denied in whole or in part, you will be notified by CHI. This notice will set forth the reasons for such denial. If you wish to appeal this decision, you may write to the address which appears on the notice (to the attention of the person who signed the letter, if any).

It is important for you to understand the reasons for the denial of benefits in order to decide whether you want to appeal and request that the claim be reviewed again. You should examine this Summary of Benefits and the Policy, which are on file with your employer. The Policy is a legal document setting forth the full terms and conditions of your hospital and professional coverages and excluded services. You may also request a fuller explanation of the rejection decision by calling CHI.

You may appeal a denial of benefits within 30 days of the date of the rejection by sending a letter stating why you think your claim should not have been denied, including a copy of the denial letter and with any additional claim. Be sure to include in your letter your Policy number, your Policyholder number, claim number, if any, your employer's name and the date of services for which benefits were denied. If you do not appeal within thirty (30) days, the denial will become final and incontestable.

Upon receipt of your letter and any additional information you provide, your records will be reviewed; and the results of this review will be sent to you promptly. In unusual cases, as when review of your claim requires examination by medical personnel, including consulting physicians, the review may be extended.

No legal action at law or equity may be brought to recover any benefits under the Policy unless and until the appeal process set forth above has been exhausted, and in no event prior to the expiration of 60 days after notice of claim has been furnished to CHI in accordance with the requirements of the Policy.

            UNITED STATES HEALTH CARE SYSTEMS OF PENNSYLVANIA, INC.,
                  d/b/a THE HEALTH MAINTENANCE ORGANIZATION OF
                               PENNSYLVANIA d/b/a
                                 U.S. HEALTHCARE


                                FLEX OPTION PLAN
                         DURABLE MEDICAL EQUIPMENT RIDER



United States Health Care Systems, Inc. d/b/a The Health Maintenance Organization of Pennsylvania, Inc. d.b.a. U.S. Healthcare ("HMO") and Contract Holder agree to offer to the HMO Members the following benefit subject to the provisions listed hereunder:

Durable medical equipment will be provided when medically necessary and required for therapeutic use as determined by HMO. The wide variety and continuing development of patient care equipment makes it impractical to provide a complete listing, therefore, the HMO Medical Director must approve requests on a case-by-case basis. HMO reserves the right to provide the most cost efficient and least restrictive level of service or item which can be safely and effectively provided.

Instruction and appropriate services required for the Member to properly use the item, such as attachment or insertion, is also covered. Replacement, repairs and maintenance not provided for under a manufacturer's warranty or purchase agreement coverage will be a covered benefit when it is functionally necessary and appropriate.

General guidelines considered are:

     1. The device must be medically reasonable and necessary for the improvement of the patient's condition or must improve or supplement a bodily function.

     2. If the equipment is other than standard (electric, motorized) the extra features of the equipment must be medically necessary.

     3. The duration of medically necessary usage must be established, especially in those situations where the purchase of the item is relevant.

     4. Item, device or equipment is primarily and customarily used to serve a medical purpose and generally considered to be safe and effective for the intended purpose.

     5. Items generally not useful to a person in the absence of illness or injury.

Exclusions:
     Air conditioners; Whirlpools; Portable Whirlpool Pump; Chair Lifts; Communication Aids; Elevators; False Teeth; Massage Devices; Overbed Tables; Sauna Bath; Telephone Alert Systems; Wigs (except where required by law). Experimental or investigational devices, items or equipment; Items that are not primary medical in nature.

Member is responsible for the following copayment, per item $0.

Maximum annual out-of-pocket limit $0.

            UNITED STATES HEALTH CARE SYSTEMS OF PENNSYLVANIA, INC.,
                   dba THE HEALTH MAINTENANCE ORGANIZATION OF
                                PENNSYLVANIA dba
                                 U.S. HEALTHCARE

                                FLEX OPTION PLAN
                             PRESCRIPTION PLAN RIDER


United States Health Care Systems of Pennsylvania, Inc., d/b/a The Health Maintenance Organization of Pennsylvania d/b/a U.S. Healthcare ("HMO") and Contract Holder agree to offer to the HMO Members the HMO Prescription Plan, subject to the following provisions:

SECTION I - DEFINITIONS is amended to include the following definitions:

     Participating Pharmacy - a Pharmacy which has contracted with HMO to provide prescription services to Members.

     Average Wholesale Price (AWP) - The published, average price of drugs, available through wholesale distributors per the Blue Book.

SECTION II - BENEFITS is amended to add the following provision:

     I. Prescription drugs and medications, including insulin, when prescribed by a licensed Physician. Each prescription is limited to a maximum 34-day supply, with up to five (5) refills when authorized by a licensed Physician. Prescriptions must be filled at the Participating Pharmacy chosen by the Subscriber, in writing, on forms provided by HMO, in advance of enrollment in the HMO Prescription Plan. Except for under Option II.C.3. Generic pharmaceuticals may be substituted for brand name products, as provided by law, for prescriptions filled under this rider. There is a $10.00 Copayment, payable directly to the Participating Pharmacy for each prescription. This Copayment is not subject to the copayment limitation set forth in the Contract.

ADDITIONAL OPTIONAL BENEFITS

The following benefits/prescriptions are additionally covered as described above when the corresponding line is appropriately marked:

     1.   Oral Contraceptives

          Exclusion IlI(a) is hereby deleted in its entirety.

     2.   Diabetic SuppIies

          Diabetic Needles and Syringes.
          Diabetic test agents, devices and ravage preparations.

          Exclusions IlI(c) and (f) are hereby deleted as they relate to diabetic supplies only

     3.   Generic/Brand Name Prescriptions

          When a generic alternative is available, Member will pay the higher copayment based on Member's decision to purchase a brand name prescription according to the following checked option. Member will not be subject to the higher copayment when a generic brand is not available.

          ___$2.50/$7.50;     ___$5.00/$10.00;    ___$10.00/$15.00;

          ___$15.00/$20.00.

SECTION II.G, EMERGENCY SERVICES is amended to add:

          Emergency prescriptions out of area - If an emergency prescription is needed when the Member is located beyond a reasonable distance from his or her Participating Pharmacy, HMO will reimburse, subject to professional review, 75% of the cost of the prescription, less the Copayment.

SECTION III - EXCLUSIONS is amended to include the following provision:

  32.(a)  Oral contraceptives when used for the purpose of birth control;
     (b)  injectable except for insulin;
     (c) needles and syringes including but not limited to diabetic needles and syringes;
     (d) drugs which do not require a prescription even if a prescription is written;
     (e)  medical supplies, devices and equipment;
     (f) test agents and devices including but not limited to diabetic tests agents and ravage preparations;
     (g) drugs used for cosmetic purposes, including but not limited to Loniten (Minoxidil) compounded for hair growth;
     (h)  experimental and/or investigational drugs;
     (i) drugs prescribed for uses other then uses approved by the FDA or other appropriate regulatory agency; and
     (j)  smoking cessation aids.

SECTION VIII - CONVERSION is amended to read:

          Prescription Plan - The conversion privilege does not apply to the HMO Prescription Plan.

            UNITED STATES HEALTH CARE SYSTEMS OF PENNSYLVANIA, INC.,
                   dba THE HEALTH MAINTENANCE ORGANIZATION OF
                             PENNSYLVANIA, INC. dba
                                 U.S. HEALTHCARE


                                FLEX OPTION PLAN
                            LENS REIMBURSEMENT RIDER



Schedule lI.A.3.f. of this Contract is hereby amended to read:

United States Health Care Systems of Pennsylvania, Inc., d/b/a The Health Maintenance Organization of Pennsylvania, Inc. dba U.S. Healthcare. ("HMO") and Contract Holder agree to offer to the HMO Members the following benefit subject to the following provisions:

     f. Routine eye examinations and referral to Member's Participating Specialist Physician for appropriate vision care when necessary. Additionally, HMO will reimburse Member up to $35.00 for the purchase of prescription lenses and frames (including contact lenses). This allowance is payable once in a twenty-four (24) month period which commences with the Member's initial use date of this benefit.

                       CORPORATE HEALTH INSURANCE COMPANY
                  (A Minneapolis, Minnesota Domiciled Company)
                          Principal Executive Offices:
                                 980 Jolly Road
                          Blue Bell, Pennsylvania 19422

                           COMPREHENSIVE MAJOR MEDICAL
                          GROUP HEALTH INSURANCE POLICY

                                NON-PARTICIPATING

This Comprehensive Major Medical Group Health Insurance Policy (the "Policy") is a legal contract between Corporate Health Insurance Company ("CHI" or the "Company") and the policyholder indicated on the Schedule of Benefits (the "Policyholder"), which is set forth in the Summary of Benefits distributed to each eligible employee of the Policyholder and incorporated herein by reference.

In consideration of a signed application and payment of the required premiums, the Company agrees to provide insurance for eligible employees of the Policyholder and their eligible dependents while such persons are covered under this Policy and arc insured for the applicable coverage. Benefits are subject to the terms, conditions, exclusions and limitations of this Policy. Certain identified benefits are subject to pre-certification requirements, which if not followed will result in reduced benefits.

This Policy takes effect 12 01 a.m. Eastern Standard Time on the Effective Date at the Policyholder's address.

Corporate Health Insurance Company has caused its President and Secretary to execute and witness this Policy.




     /s/                                     /s/
     Secretary                               President

                               TABLE OF CONTENTS

 I.      General Information                                  1
 II.     Eligibility                                          2
 III.    Enrollment Changes                                   5
 IV.     Policy Benefits and Payments                         5
 V.      Pre-Certification                                    7
 VI.     Covered Medical Services                             8
 VII.    General Exclusions                                   18
 VIII.   General Provisions                                   20
 IX.     Continuation of Coverage                             23
 X.      Coordination of Benefits                             26
 XI.     Medicare                                             28
 XII.    Subrogation                                          29
 XIII.   Policyholder/Employer Provisions                     29
 XIV.    Definitions                                          31

I.       GENERAL INFORMATION

 1.      POLICY NUMBER:            PA01-018927-001, PA05-018927-013,
         PA03-018927-028, PA09-018927-009, GN02-018927-002, NJ01-018927-025,
         GN01 -018927-003, GN03 -018927-004, NE01 -018927-005, NH01 -018927-007,
         MD01 -018927-008, MD02-018927-012, DC01-018927-009, RI01-018927-010,
         GA01-018927-011, VA01-018927-026

 2.      POLICYHOLDER NUMBER: As listed above

 3.      NAME AND ADDRESS OF POLICYHOLDER

               STV Group
               11 Robinson Street
               P.O. Box 459
               Pottstown, PA 19464

 4.       EMPLOYER IDENTIFICATION NUMBER (E.I.N.) ASSIGNED
          BY INTERNAL REVENUE SERVICE: NOT AVAILABLE

 5.       TYPE OF POLICY: Group Health Insurance Policy - Liberty Flex

 6.       THE NAME, BUSINESS ADDRESS AND TELEPHONE NUMBER OF THE COMPANY:

          CORPORATE HEALTH INSURANCE COMPANY
          980 Jolly Road
          P.O. Box 1109
          Blue Bell, Pennsylvania 19422
          1-800-204-2300

 7.       POLICY EFFECTIVE DATE: December 1, 1995

 8. WAITING PERIOD: Full-Time Active Employees Working 30 Hours or More Per Week; Eligible for Benefits first of the
          - month following Date of Hire

II.      ELIGIBILITY_

1.   Covered Persons


This Policy will cover the following Covered Persons:

     (i) all Eligible Employees of the Policyholder and its subsidiaries and affiliates specifically identified in writing by the Policyholder to the Company; and

     (ii) their eligible Dependents.

2.   Eligibility Date

The "Eligibility Date" for each Covered Person will be:

     (i) if the Covered Person is an Eligible Employee, the later of the date of hire by the Policyholder (or, if applicable, the date on which the waiting period imposed by the Policyholder ends) and the Effective Date of this Policy; or

     (ii) if the Covered Person is an Eligible Dependent, the later of the date of hire (or, if applicable, the date on which the waiting period imposed by the Policyholder ends) of the Eligible Employee to whom such Covered Person is a Dependent and the Effective Date of this Policy.

3.   When Coverage Begins


     (a) If an Eligible Employee enrolls on or before the Effective Date of this Policy, coverage will begin under this Policy on the Effective Date for such Eligible Employee and any Eligible Dependents of such Employee identified as Covered Persons in the Policy Enrollment Form.

     (b) If an Eligible Employee enrolls after the Effective Date of this Policy, coverage will begin on the first day of the calendar month after the Eligible Employee enrolls under this Policy.

     (c) An Eligible Employee will be deemed to have enrolled under this Policy when the Eligible Employee has completed, signed and delivered a Policy Enrollment Form, identifying any Eligible Dependents as Covered Persons, to the Company and such Policy Enrollment Form has been accepted by the Company at its sole discretion.

     (d) Should the Eligible Employee not be working full-time on the day he or she would ordinarily become covered under this Policy, the coverage for such Employee and any Eligible Dependents will be delayed until he or she returns to full-time work.

     (e) Limitation: Each Eligible Employee will have 31 days from his or her Eligibility Date to enroll for coverage. No Evidence of Good Health will be required for any Eligible Employee enrolling within such 31 days. All Eligible Employees enrolling after such 31 days will be required to submit Evidence of Good Health for his or herself and for each Eligible Dependent. If such Employee fails to provide Evidence of Good Health satisfactory to the Company, the Company may reject the Employee's enrollment application for insurance under this Policy. Coverage under this Policy for enrollees after such 31 days who provides satisfactory Evidence of Good Health will begin no earlier than the first day of the calendar month after CHl's approval of Evidence of Good Health.

     (f) For purpose of this Article only, each Eligible Employee who enrolls under this Policy during any designated open enrollment period of the Policyholder shall be deemed and treated as a new employee of the Policyholder.

4.   Return to Work After Voluntary Termination of Employment

     If an Eligible Employee returns to active full-time employment with the Policyholder at any time following voluntary termination of employment with the Policyholder, the waiting period described herein for new Employees will apply, unless the Eligible Employee returns within 12 months after the date of the voluntary termination.

5.   Dependent Coverage

     (a) A Covered Employee's spouse and a Covered Person's dependent children can also be covered under the Policy pursuant to the terms hereof.

     (b) The Covered Employee's spouse is eligible for dependent coverage unless:

          (i) The Covered Employee and his or her spouse are legally separated or divorced or have obtained an annulment;

          (ii) Both the Covered Employee and his or her spouse are employees of the Policyholder. The Covered Employee and his or her spouse may choose to be covered as individual employees of the Policyholder, or one may cover the other as a Dependent, but both of them may not cover the other as a Dependent;

          (iii) Such spouse is in active Military Service;

          (iv) Such spouse is of the same sex; or

          (v) Such spouse is not a legal spouse, under the laws of the Commonwealth of Pennsylvania.

     (c) The Covered Person's natural or legally adopted child is eligible from birth so long as the child is:

          (i)  Less than age 23, or if a full-time student, less than age 23;

          (ii) Not married; and

          (iii) Not on active duty in any of the armed forces.

     (d) Child/children under legal guardianship (including foster children) or children under court order will be included under this Policy under the same conditions and restrictions applicable to a Covered Person's natural or legally adopted children.

     (e) The Covered Employee's spouse and child/rep meeting the requirements described above are referred to in this Policy as "Eligible Dependents."

6.   Enrolling the Eligible Employee's Eligible Dependents

     (a) The Eligible Employee can enroll for family coverage at the same time he or she becomes eligible for his or her individual coverage.

     (b) If the Eligible Employee has no Dependents when the Eligible Employee first enrolls but later gains one, the Eligible Employee may enroll for family coverage within 31 days of the date the Eligible Employee gains the Dependent. This includes Dependents gained by marriage, birth adoption, legal guardianship or court order. During the first 31 days after the birth of a child, the child will be automatically covered for all eligible benefits. For coverage of a child beyond the first 31 days after birth and for coverage of a spouse during and beyond the first 31 days after marriage, enrollment must be made and the first premium charge for that Dependent must be paid within that 31 day period.

     (c) Note: Except for newborn child's coverage during the first 31 days after birth. if the Eligible Employee does not enroll his or her Dependents within 31 days after the Dependent becomes eligible, satisfactory Evidence of Good Health for each Dependent will be required. If satisfactory Evidence of Good Health is not provided for such Dependent, the Company may reject the enrollment application for insurance of such Dependent under this Policy. Coverage for such Dependent providing satisfactory Evidence of Good Health will then begin no earlier than the first day of the calendar month following CHI's approval of the Evidence of Good Health. However, no Evidence of Good Health will be required for any Dependent who enrolls within such 31 days.

     (d) If a Dependent, except a child covered at birth, is confined for medical care or treatment in any institution or at home when coverage would normally start, the Dependent will not be covered until given a final release by a Physician from all such confinement.

7.   When Dependent Coverage Stops

     Except as otherwise specifically provided in this Policy, coverage for Dependents shall end when the dependent relationship with the Eligible Employee ends or when coverage for the Eligible Employee of whom such person is a Dependent ends. When coverage for a Dependent ends, the Dependent will have an opportunity to obtain continuation of medical coverage as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA). For more information on COBRA and the right to continued medical coverage, see Section 1 of Article IX of this Policy.

8.   Extension of Coverage for Dependents

     (a) Under certain circumstances described below, coverage could continue for an Eligible Dependent after the time coverage would normally stop under this Policy.

     (b) A child who is otherwise eligible hereunder and is physically or mentally incapable of self support upon attaining the limiting age may be continued under the coverage provided hereunder so long as he or she remains incapacitated and unmarried at that time, subject to the coverage of the Covered Employee to whom such child is dependent is continuing in effect.

     (c) To be eligible for the continued coverage described in this Section of a Dependent child beyond the time coverage would normally end, proof of his or her incapacity must be submitted to CHI within 31 days after such Dependent's attainment of the limiting age. Proof of the incapacity will be required from time to time to keep this coverage in effect. Each time CHI asks for proof that a Covered Dependent is incapacitated, CHI may require the Covered Dependent to have a Physician's examination at the Covered Person's expense. CHI may specify the Physician.

     (d) The continued coverage of a dependent child under this Section shall terminate on the earliest of the following dates:

          (i) the date such child is no longer incapacitated according to the Policy;

          (ii) the date proof of the child's incapacity is not provided when asked; or

          (iii)the date his or her Dependent's coverage terminates pursuant to
               Article II, Section 7 or Article XIII of this Policy.

III. ENROLLMENT CHANGES

Enrollment and benefit coverage under this Policy may be changed only upon a change in family status of the Covered Employee.

A "change of family status" occurs when:

     1.   A Covered Employee gets married or divorced;

     2.   A Covered Employee's child is born or legally adopted;

     3.   A Covered Employee's spouse or child dies; or

     4.   A Covered Employee's spouse has a loss of group insurance coverage.

Unless otherwise permitted under Article II, a Covered Employee may change his or her benefit coverage or enroll new Dependents only if Evidence of Good Health has been submitted and approved by CHI for each individual involved.

Furthermore, if a Dependent of a Covered Employee, other than a newborn child, is confined in a Hospital, Skilled Nursing Facility, at home or any other institution on the date coverage would become effective, then such coverage will be postponed until the day after the Dependent is no longer so confined and a final release from such confinement is provided by the Physician.



IV. POLICY BENEFITS AND PAYMENTS

If, as a result of an illness or injury, a Covered Person incurs eligible medical expenses which exceed the Deductible Amount set forth in the Schedule of Benefits during a calendar year, the Company will pay for such excess in accordance with the co-payment and co-insurance provisions of the Schedule of Benefits, subject to all other terms and conditions set forth in this Policy.

1. Deductible Amount


The Deductible Amount is the specified amount of eligible expenses which a Covered Person or a Family Unit (as the case may be) is required to pay before CHI pays any benefits under this Policy. Covered expenses which are used in satisfying the Deductible Amount must be incurred and applied to such deductible within the applicable calendar year.

The Deductible Amount applies to each Covered Person, subject to any family Deductible Amount set forth in the Schedule of Benefits, if applicable. The Deductible Amount must be satisfied once each calendar year, except for:

     (a) the Common Accident Provision: if the Deductible Amount applies to accident expenses and if two or more members of one family incur covered expenses because of disabilities resulting from injuries sustained in any one accident, the Deductible Amount will be applied only once with respect to all covered expenses incurred as a result of the accident; and

     (b) the Carryover Provision: if any part or all of the Deductible Amount has been satisfied during the last three months of such calendar year, the Deductible Amount for the next calendar year will be reduced by the amount applied.

The Deductible Amount is not applicable to certain eligible medical expenses noted in the Schedule of Benefits, for which you or your family member need to pay any Deductible Amount prior to being paid benefits under the Policy.

2. Co-Payment and Co-Insurance

After the applicable Deductible Amount has been paid by the Covered Person or the Family Unit (as the case may be), the eligible expenses for Covered Medical Services will be paid by CHI and the Covered Persons in accordance with the co-payment and co-insurance provisions set forth in the Schedule of Benefits. Certain Covered Medical Services will be subject to co-insurance provisions, which require the payment obligations in excess of the Deductible Amount to be shared between CHI and the Covered Person in accordance with percentages of Reasonable and Customary Charges set forth in the Schedule of Benefits. Certain other Covered Medical Services will be subject to co-payment provisions, which require an initial sum specified in the Schedule of Benefits to be paid by the Covered Person and the balance of Reasonable and Customary Charges to be paid by CHI.

Certain Covered Medical Services specified in the Schedule of Benefits may not be subject to co-insurance or copayment requirements.

3. Out-of-Pocket Maximum

During any calendar year, the Covered Person or the Family Unit (as the case may be) will not be required to pay an aggregate amount in excess of the out-of-pocket maximum amount specified in the Schedule of Benefits (the "Out-of-Pocket Amount"). If during any calendar year the Covered Person or the Family Unit (as the case may be) has paid pursuant to the above co-insurance or co-payment provision an aggregate amount greater than the Out-of-Pocket Amount, CHI will pay for 100% of the balance of the eligible expenses, up to the amount of the maximum benefit amounts set forth in the Schedule of Benefits.

The co-insurance and co-payments paid by the Covered Person or the Family Unit will be included in the Out-of-Pocket Amount. However, the Deductible Amount paid by the Covered Person or the Family Unit will not be included in the Out-of-Pocket Amount.

4. Maximum Benefits

The benefits payable under this Policy for all eligible medical expenses incurred by any Covered Person shall not exceed the applicable maximum benefits specified in the Schedule of Benefits. Such maximum benefits may be in the form of a maximum amount payable during lifetime or a specified period or in the form of a maximum number of days or visits for which benefits are payable under the Policy. Different Covered Medical Services may be subject to one or more different maximum benefits.

5. Restoration and Reinstatement

If a Covered Person has received his or her maximum benefits under the Policy, then on the first day of each calendar year $1,000 shall be reinstated, but in no event shall the reinstated amount exceed the applicable maximum benefits set forth in the Schedule of Benefits. However, any Covered Person who wishes immediate reinstatement of the full Policy maximum shall again be entitled to receive full benefits by submitting Evidence of Good Health at his or her own expense. The new maximum benefits will take effect on the first day of the month following CHI's approval at its sole discretion of Evidence of Good Health. This restoration and reinstatement provision will not apply to certain Covered Medical Services, as specified in the Schedule of Benefits.

6. Re-Entry Into Policy

Any person who was formerly covered under the Policy, either as an Eligible Employee or as a Dependent, and who again becomes covered hereunder within a one-year period from the termination date of his or her previous coverage, either as an employee or as a Dependent, shall not have his or her full maximum benefits restored solely by reason of the fact that s/he has become covered for a second or subsequent time. The maximum benefits with respect to such person, as set forth in the Schedule of Benefits, shall be reduced by any benefits previously paid under this Policy.


V. PRE-CERTIFICATION

When a Physician recommends that a Covered Person be hospitalized or receive certain other medical services or supplies specified in the Schedule of Benefits, there are certain procedures that must be followed.

The Covered Person, a member of his or her family, a hospital staff member, or the attending Physician, must notify CHI to pre-certify the admission or treatment, as the case may be, prior to receiving any of the services or supplies that require pre-certification pursuant to the Schedule of Benefits or this Policy.

The Company will reduce the benefits payable under this Policy by the percentage set forth in the Schedule of Benefits if the procedures for pre-certification set forth herein are not followed. Each Covered Person will be responsible to pay the unpaid balance of the benefits.

To obtain pre-certification, call CHI at 1-800-541-3149. This call must be made:

     1. Prior to any planned admission into Hospital and prior to receiving such other eligible services or supplies that require pre-certification according to the Schedule of Benefits or this Policy;

     2. Within 24 hours after the time of an emergency admission or as soon thereafter as reasonably possible; and

     3. As soon as the attending Physician confirms that a Covered Person is pregnant and again within 24 hours of the birth or as soon thereafter as reasonably possible.

When calling CHI, the caller must provide:

     1. The Covered Person's name and the Covered Person's social security number;

     2.   The treating Physician's name, address and phone number;

     3. The name of the Hospital or treatment facility and the anticipated admission or treatment date; and

     4.   The Policyholder's name and Policyholder Policy Number.

There is no requirement to call in advance before seeking treatment for an emergency.

Large Case Management

Certain medical conditions for which a claim is made under the Policy may be referred to Large Case Management (LCM).

Only those conditions for which Covered Medical Expenses are expected to exceed a certain dollar amount, and for which there is a potential lower cost treatment alternative, will be referred to LCM.

LCM is a program which provides a case-by-case analysis and medical treatment plan suggestions that address the need of catastrophically ill or injured individuals. It concentrates on severe injuries and illnesses, such as spinal cord injuries or head trauma, when early intervention and individual case management will prove effective to a patient's recovery.

The decision to refer any case to LCM will remain with CHI, who will rely on the criteria established by the LCM service provider to determine which claims are recommended for LCM, except that no alternative treatment will be provided to the Covered Person under LCM without prior consent of the Covered Person and the attending Physician.

In certain instances a recommendation to use alternative treatment not normally covered by the Policy may be made when such treatment endorses quality care, Medical Necessity and cost effectiveness. Under these circumstances, any such alternative treatment will be covered by the Policy.



VI. COVERED MEDICAL SERVICES

Subject to the terms, conditions, exclusions and limitations set forth in the Schedule of Benefits (including the copayment, co-insurance and maximum benefit amounts set forth therein) and in this Policy, the Company will pay and provide to each Covered Person the benefits described below.

This Policy does not cover charges in excess of Reasonable and Customary Charges (as defined herein) and does not provide benefits for service" or supplies other than those Medically Necessary (as defined herein). Therefore, the term "charges" used below shall refer only to Reasonable and Customary Charges for Medically Necessary services or supplies. The coverage under this Policy is also subject to other exclusions set forth in Article VII of this Policy.

Acupuncture

The charges for the administration of acupuncture when provided for pain management in lieu of anesthesia.

Alcoholism and Drug Addiction Treatment

For alcoholism and drug addiction treatment, please refer to "Substance Abuse Treatment" below.

Ambulance Transportation

The charges for ambulance service. Coverage is limited to transportation to and from the nearest facility that can give necessary care and treatment.

Ambulatory Surgery

The charges for services and supplies furnished in connection with performance of a surgical procedure at an Ambulatory Surgical Facility or the outpatient department of a Hospital.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149 prior to treatment. The Company will reduce the benefits under this Policy by the percentage or dollars (as the cage may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Limitations/Exceptions

Coverage is limited to charges for the following:

     1. Services and supplies furnished by the Ambulatory Surgical Facility or Hospital on the date of the procedure;

     2. Services of the operating Physician for performing the procedure and for:

          a.   Related pre- and post-operative care; and

          b.   The administering of an anesthetic; and

     3. Services of any other Physician for the administering of a general anesthetic.

This Policy does not cover Ambulatory Surgery charges incurred:

     (a) For the services of a Physician who renders technical assistance: to the operating Physician, unless required in connection with the procedure; or

     (b) While the Covered Person is confined as a full-time Inpatient in a Hospital.

Anesthesia

The charges for the administration of anesthetics by a Physician (other than the surgeon, assistant surgeon or the attending Physician) or registered nurse anesthetist (R.N.A.).

Assistant Surgeon

The charges for the professional services of a legally qualified Physician to render technical assistance to the operating surgeon when Medically Necessary in connection with a surgical procedure performed. However, no benefits are payable for surgical assistance rendered in hospitals where it is routinely available as a service provided by a hospital intern, resident or house officer. The assistant surgeon's charges are determined by using the surgeon's Reasonable and Customary Charges.

Birthing Center

The charges for services and supplies furnished by a Birthing Center for:

     1.   Prenatal care;

     2.   Delivery of a child or children; and

     3. Post-partum care rendered within twenty-four (24) hours after the delivery.

Also included are charges for the services shown below if received in connection with the above services and supplies furnished by the Birthing Center:

     1.   Charges by the operating Physician or certified nurse midwife for:

          a.   Performing an obstetrical procedure;

          b.   Related pre- and post-operative care; and

          c.   Administering an anesthetic.

     2. Charges by any other Physician for the administering of a general anesthetic.

Limitations/Exclusions

This Policy does not cover Birthing Center charges incurred:

     1. For the services of a Physician or certified nurse midwife who renders technical assistance to the operating Physician; or

     2. For which pregnancy-related expenses are not covered under this Policy.

Blood and Blood Plasma

The charges for blood and blood plasma, and blood plasma expanders when not replaced on behalf of the Covered Person.

Cardiac Rehabilitation Services

The charges for cardiac rehabilitation therapy rendered by a licensed therapist, when prescribed by and provided under the supervision of the attending Physician.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149 prior to receiving services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Chemotherapy

The charges for the treatment of malignant disease by chemical or biological antineoplastic agents for cancer chemotherapy and cancer hormone treatments and for services which have been approved by the United States Food and Drug Administration for general use in treatment of cancer, whether performed in a Physician's office, as an Inpatient or Out-Patient at a Hospital, or in any other medically appropriate treatment setting.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149 prior to treatment. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Chiropractic Care

The charges for detection and correction by manual means of structural imbalance or subluxation resulting from or related to distortion, misalignment or subluxation of or in the vertical column.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149 prior to treatment. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Consultation

The charges for consultation services by a Professional Provider, provided that the consultation services are given to the Covered Person at the request of the attending Physician while confined as an Inpatient in a Hospital, a Skilled Nursing Facility or a Substance Abuse Treatment Facility.

Consultation consists of an examination of the Covered Person and a review of his or her x-ray and laboratory examinations and medical history, but not staff consultations required by hospital rules and regulations.

Diagnostic Services

The charges for Diagnostic Services.

Durable Medical Equipment

The charges for rental or initial purchase (or necessary repair) of Durable Medical Equipment prescribed by a Physician for the treatment of an Illness or Injury. It does not include any changes made to the Covered Person's home, automobile, or personal property, such as air conditioning or remodeling. Rental coverage is limited to the purchase price of the Durable Medical Equipment.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149 prior to leasing or purchasing any equipment in excess of $1,500. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Emergency Services

The charges for Emergency Services received within 48 hours after the onset of a Medical Emergency. Surgery (e.g., suturing, burn care, fracture care, etc.) payment will be made as a surgical benefit.

After being admitted into a facility for Emergence Services, CHI must be notified at 1-800-541-3149 within 24 hours of the admission or as soon as reasonably possible. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for such notification are not followed.

Hemodialysis

The charges for hemodialysis treatment.

Home Health Services

The charges for Home Health Services provided by a licensed Home Health Agency pursuant to a Home Health Plan.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149, and CHI must approve the Home Health Plan, prior receiving Home Health Services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Limitations/Exclusions
Coverage is limited to one visit per day. Each period of up to four (4) hours or less will be considered one visit, and each visit by a Home Health Agency is counted as one visit.

Hospice Care

The charges for Hospice Services if the attending Physician certifies that the Covered Person is a Terminally Ill Person and recommends admission into a Hospice Care Program.

To qualify for payment under the Policy, Hospice Services must be:

     1.   Provided while the Terminally Ill Person is a Covered Person;

     2. Provided within six (6) months of the Terminally Ill Person's entry or re-entry (after a remission period) in the Hospice Care Program; and

     3.   Furnished or arranged by a Hospice.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1-800-541-3149, and CHI must approve the Hospice Care Program, prior receiving Hospice Services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Limitations/Exclusions
Coverage is limited to one or more of the following charges:

     1. For the confinement of a Terminally Ill Person as an Inpatient in a Hospice facility;

     2. For Home Health Services furnished to the Terminally Ill Person in the person's home;

     3. For social services furnished to the Terminally Ill Person or to the Family Unit by a Social Worker;

     4.   For palliative care (medication/treatment directed toward relief); or

     5.   For respite care.

Hospital

The charges for Out-Patient services and supplies, and the following Inpatient charges when a Covered Person is confined in a Hospital:

     1. Room and board and general nursing care charges for semi-private accommodations (designated as such by the Hospital) or, if the Covered Person utilizes private accommodations because the Covered Person's medical condition requires isolation for his or her health and the attending Physician orders such private accommodations, charges for private accommodations; and

     2. Charges for all other hospital services and supplies, including special meals and dietary services, medicines, laboratory tests, use of operating rooms and special equipment, anesthetics and x-rays, provided and billed by hospital.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to hospital admission as an Inpatient. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Limitations/Exclusions
The Policy does not cover hospital charges for any day that the Covered Person does not receive any medical treatment after being admitted to a Hospital.

Immunization for Children

The charges for child immunization, up to the minimum benefits mandated by the Pennsylvania Department of Health.

Coverage will be provided for those child immunizations, including the immunizing agents, which as determined by the Department of Health, conform to the standards of the U.S. Department of Health and Human Services. These benefits will be exempt from Deductible Amounts and other dollar limits.

Infertility Services

The charges for services to diagnose infertility. Services to treat infertility are not covered by this Policy.

Inpatient Physician Services

The charges for medical treatment given by the attending Physician to a Covered Person while confined as an Inpatient in a Hospital or Skilled Nursing Facility.

Limitations/Exclusions

Inpatient Physician services coverage does not include charges for:

     1.   Surgical services;
     2.   Diagnostic Services;
     3.   Maternity services;
     4.   Any therapy;
     5.   For psychiatric treatment; or
     6. Treatment rendered to a Covered Person who has exceeded the maximum number of days of confinement or the maximum benefit amount for Inpatient Physician services, as set forth in the Schedule of Benefits.

Mammography

The charges for female Covered Person's expenses for mammography services, up to one routine mammography every calendar year if the Covered Person is age 40 or older. In addition, any mammography recommended by a Physician.

Maternity-Related Care

The charges for female Covered Person's expenses incurred as a result of pregnancy, miscarriages and Medically Necessary and elective abortions. Life threatening abortions will be covered as any other surgery.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must notify CHI at 1 800-541-3149 as soon as pregnancy is confirmed and within 24 hours after birth of a child or as soon thereafter as reasonably possible.

Mental or Nervous Disorders

For coverage of mental or nervous disorder, please refer to "Psychiatric Treatment" below.

Newborn Baby Care

The charges for care of newborn children, including Hospital charges for nursery room and board and miscellaneous expenses.

Occupational Therapy

The charges for occupational therapy rendered by a licensed therapist for Illnesses and Injuries of the Covered Person.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to treatment. The Company will reduce the benefit under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Limitations/Exclusions
Coverage is limited only to treatment for up to such number of days per incident of Illness or Injury set forth in the Schedule of Benefits, beginning with the first day of treatment.

Office Visits

The charges for diagnosis or treatment of any Injury or Illness at a Physician's office.

Organ Transplants

The charges for services which are directly and specifically related to organ transplant when performed at a Hospital. Where the Covered Person is the recipient, coverage hereunder includes the hospitalization of donors, and for those hospital services directly and specifically related to the transplantation of the organ to the Covered Person, to the extent that the Covered Person (recipient) would be entitled to such benefits and the donor is not otherwise insured or covered by another health care plan.

The purchase price of the organ is not covered under this Policy. Coverage under this Policy is limited to organ transplants meeting the following requirements:

     1. The attending Physician certifies that the organ transplant is Medically Necessary;

     2.   The covered Person must be the recipient; and

     3. The transplant is accepted by the general medical community at the time of the procedure as appropriate treatment for the specific conditions of the Covered Person.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to treatment. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Oxygen

The charges for oxygen and the rental equipment for its administration when prescribed by the attending Physician.

Papanicolaou Smear (Pap Smear)

The charges for a female Covered Person's expenses for a routine pap smear in accordance with the recommendations of the American College of Obstetricians and Gynecologists.

Physical Therapy

The charges for physical therapy rendered by a licensed therapist for Illnesses and Injuries of the Covered Person.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to receiving services The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Preventive Care

The charges for an annual gynecological examination, including a pelvic examination and clinical breast examination by a Physician.

The charges for immunizations (other than immunization for children covered elsewhere in this Policy) and physical examinations (other than papanicolaou smears and mammography covered elsewhere in this Policy) by a Physician, subject to the limitations set forth in the Schedule of Benefits.

Private Duty Nursing

The charges for private duty professional nursing services from a L.P.N. or R.N. for a Covered Person's non-hospitalized acute-illness or injury

Private duty nursing care furnished for Custodial Care is not covered.

The Covered Person, a member of his or her family, a hospital member; but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to receiving services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Psychiatric Treatment

The charges for the following Inpatient and Out-Patient services for a Covered Person for the treatment of a Mental Illness.

Inpatient: The hospital services and supplies provided to a Covered Person for the treatment of a Mental Illness while confined as an Inpatient at a Hospital or a Psychiatric Hospital.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1 800-541-3149 prior to admission. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Out-Patient: The following Out-Patient services for the treatment of a Mental Illness rendered by a licensed psychiatrist, psychologist, psychotherapist or psychiatric Social Worker at a Mental Health Treatment Facility:

     1.   Oral and written diagnostic tests;

     2.   Consultation visits;

     3.   Diagnostic visits;

     4.   Physician's personal treatment visits; and

     5.   Group therapy.

Radiation Therapy

The charges for the treatment of any Illness or Injury by x-ray (but not dental x-rays, unless directly related to a Covered Medical Service), gamma ray, accelerated particles, mesons, neutrons, radium or radioactive isotopes, including the cost of radioactive materials.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to receiving services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Reconstructive/Corrective Surgery

The charges for reconstructive surgery if such surgery is required to:

     1. To restore normal functions of a body part (other than a tooth or structure that supports the teeth) which is malformed as a result of a birth defect or as a direct result of Illness or Injury or surgery performed to treat an Illness; or

     2. Repair an Injury which occurs while the person is covered under this Policy. Surgery must be performed in the calendar year of the accident which causes the Injury or in the next calendar year.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to receiving surgery. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Reconstructive surgery coverage does not include Cosmetic Surgery.

Respiratory Therapy

The charges for respiratory therapy rendered by a licensed therapist for Illnesses and injuries of the Covered Person.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1 800-541-3149 prior to receiving services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Skilled Nursing Facility

The charges listed below when a Covered Person is confined as an Inpatient in a Skilled Nursing Facility while recovering from an Illness or Injury. Coverage is limited to services and supplies furnished while the Covered Person is under continuous care of his or her Physician, requires 24-hour nursing care and the confinement in a Skilled Nursing Facility is required by his or her Physician:

     1. Room and board and general nursing care charges for semi-private accommodations (designated as such by the Hospital) or, if the Covered Person utilizes private accommodations because the Covered Person's medical condition requires isolation for his or her health and the attending Physician orders such private accommodations, charges for private accommodations; and

     2. Charges for all other skilled nursing services and supplies, including special meals and dietary services and medicines.

Skilled Nursing Facility care coverage does not include Custodial Care.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to admission. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Speech Therapy

The charges for speech therapy rendered by a qualified speech therapist to restore or rehabilitate any speech loss or impairment caused by Injury or Illness, a previous speech therapeutic process, or as a result of surgery for an Injury or Illness.

The Covered Person, a member of his or her family, a hospital staff member, but preferably the attending physician, must obtain pre-certification by CHI at 1-800-541-3149 prior to receiving services. The Company will reduce the benefits under this Policy by the percentage or dollars (as the case may be) set forth in the Schedule of Benefits if the procedures for pre-certification are not followed.

Substance Abuse Treatment (including Alcoholism and Drug Addition)

The charges for the following Inpatient and Out-Patient services to treat Substance Abuse or Dependency, subject to the limitations set forth below and any additional limitations set forth in the Schedule of Benefits:

     1. Out-Patient Care: Covered Medical Services include the following Out-Patient services in a Substance Abuse Treatment Facility for treatment for medical conditions resulting from the Substance Abuse or
          Dependency: (1) Physician, psychologist, nurse, certified addictions counselor and trained staff services; (2) rehabilitation therapy and counseling; (3) family counseling and intervention; (4) psychiatric, psychological and medical laboratory tests; and (5) drugs, medicines, equipment use and supplies.

          Each Covered Person is eligible for thirty (30) Out-Patient full visits per calendar year. Each Covered Person is also eligible for thirty (30) additional Out-Patient full visits or equivalent partial visits per calendar year at a Substance Abuse Treatment Facility, which may be exchanged on a two-for-one basis for up to fifteen (15) non-hospital, residential alcohol or drug treatment days described in Paragraph 3 below. Treatment for Substance Abuse or Dependency shall be provided according to an individualized treatment plan, subject to a lifetime limit of one hundred and twenty (120) Out-Patient full visits or equivalent partial visits.

     2. Inpatient Detoxification: Covered Medical Services include the following Inpatient services at a Hospital or a Substance Abuse Treatment Facility for detoxification and treatment for medical conditions resulting from the Substance Abuse or Dependency: (1) lodging and dietary services; (2) Physician, psychologist, nurse, certified addictions counselor and trained staff services; (3) diagnostic x-ray; (4) psychiatric, psychological and medical laboratory testing; (5) drugs, medicines, equipment use and supplies.

          Each Covered Person is eligible for seven (7) Inpatient days of per calendar year, subject to a lifetime limit of four (4) separate such admissions. Inpatient rehabilitation beyond detoxification in the Hospital is not covered hereunder.

     3. Inpatient Rehabilitation: Covered Medical Services include the following Non-Hospital Substance Abuse Residential Facility care: (1) lodging and dietary services; (2) Physician, psychologist, nurse, certified addictions counselor and trained staff services; (3) rehabilitation therapy and counseling; (4) family counseling and intervention; (5) psychiatric, psychological and medical laboratory tests; and (6) drugs, medicines, equipment use and supplies.

          Each Covered Person is eligible for thirty (30) days per calendar year for such residential treatment in a Non-Hospital Substance Abuse Residential Facility, subject to a lifetime limit of ninety (90) days of such services.

     4. Court-ordered chemical dependency admissions are covered but only to the extent of the covered benefits described above.

In the case of Paragraph 2 or 3 above, the Covered Person, a member of his or her family, a hospital staff member, but preferably the attending Physician, must submit to CHI prior to treatment a certificate from a Physician that the Covered Person is suffering from Substance Abuse or Dependency and needs treatment.

Voluntary Sterilization

The charges for male or female voluntary sterilization procedures. The Policy will not cover reversal procedures.



VII GENERAL EXCLUSIONS

This Policy Does Not Cover Charges, Expenses or Costs:

     1. For services or supplies not Medically Necessary for the diagnosis or treatment of an Illness or Injury.

     2. Which exceeds the Reasonable and Customary Charges or exceeds the maximum benefit amounts set forth in the Schedule of Benefits.

     3.   Caused by war (declared or undeclared) or any act of war.

     4. Suffered while on full-time active duty in the armed forces of any country or international authority.

     5. Incurred in connection with any injury or illness which is compensable under any workers' compensation or occupational disease act or law or the federal Longshoreman's and Harbor Worker's Compensation Act.

     6. For services received in a veteran's administration hospital, a public health service hospital, or any facility operated by the U.S. government or any of its agencies, except to the extent that there is an unconditional requirement to pay those charges.

     7. For medical and dental care received by retirees from armed forces or their dependents pursuant to and covered by programs established under federal law.

     8. For the treatment of or care for mental retardation, defects and deficiency, except that this exclusion does not apply to Mental Illnesses specifically covered in Article VI.

     9. For dental services related to the care, filling, removal or replacement of teeth and treatment of injuries to or diseases of the teeth and gums, including but not limited to apicoectomy (dental root resection), orthodontics, root canal treatment, soft tissue impactions, alveolectomy, augmentation and vestibuloplasty treatment of periodontal disease, and dental implants, except for accidental injuries to sound natural teeth.

     10. For optical services: The Policy does not cover charges for examinations to determine the need for (or change of) eyeglasses or lenses of any type except initial replacements for loss of the natural lens, eye surgery such as radial keratotomy when the primary purpose is to correct myopia (nearsightedness), hyperopia (farsightedness) or astigmatism (blurring), or exams for the correction of vision and radial keratotomy eye surgery to improve visual acuity.

     11.  For services rendered by the Covered Person or his or her Close
          Relative.

     12. For medical services or supplies not prescribed or rendered by a Physician.

     13. Directly related to attempted suicide or an intentionally self-inflicted injury (whether sane or insane).

     14. For provision or replacement of the following items arch supports; elastic hose; birth control devices including, but not limited, to IUDs, diaphragms and condoms; false teeth; braces; traction apparatus; canes; walkers; corrective shoes; corsets; wigs or cranial prosthesis; diapers; special appliances, supplies or equipment. This exclusion does not apply to Durable Medical Equipment specifically covered by
          Article VI.

     15.  For Custodial Care.

     16. For Cosmetic Surgery, except reconstructive surgery specifically covered by Article VI.

     17. Resulting from the commission of or attempt to commit a felony by the Covered Person.

     18. For personal convenience items or services such as telephones, barber services, meals, formulas, radio and television rentals, homemaker services and other like items and services.

     19. Applied toward satisfaction of the Deductible Amount or the co-payment or co-insurance amount payable by the Covered Person.

     20. For blood, blood plasma and blood products that are replaced on behalf of the Covered Person.

     21. For actual or attempted impregnation or fertilization which involves either a Covered Person or a surrogate as a donor or a recipient.

     22.  For examinations, adjustment of, or purchase of a hearing aid.

     23.  For career and pastoral counseling.

     24. For services or supplies of an Educational, Experimental or Investigative nature.
          This exclusion includes, but is not limited to:
          - All phases of clinical trials.
          - All treatment protocols based upon or similar to those used in clinical trials.
          - Drugs approved by the Federal Food and Drug Administration under its
          - Treatment Investigatory New Drug regulation or equivalent.
          - Federally approved drugs used for treatment indications not generally recognized by the medical community.

     25.  For the reversal of any sterilization procedure or any related care.

     26. For sex transformations or other transsexual surgery or related services not necessitated by an Injury or Illness covered by this Policy.

     27.  For services rendered for academic reasons.

     28.  For orthoptic therapy (vision exercises).

     29. For Prescription Drugs, except that this exclusion does not apply to Prescription Drugs provided during treatment of an Illness or Injury while confined as an Inpatient.

     30. For weight reduction programs and gastric stapling for treatment of obesity.

     31. Infertility services, including but not limited to, In-Vitro fertilization procedures, Gamete Intrafallopian Transfer (GIFT), Zygote Intrafallopian transfer (ZIFT) and other similar or related services; and infertility injectables or other infertility-related supplies.

     32. For bereavement counseling services, except as specifically provided for under the Hospice Services in Article Vl.

     33. For treatment of temporomandibular joint dysfunction with/intra oral devices or any other method to alter vertical dimension.

     34. For hypnosis not used as an integral part of a Covered Medical Service covered under Article VI.

     35. For telephone consultations, failure to keep a scheduled visit, or completion of a claim form.

     36.  For any services or supplies not specifically described herein.

     37. For services or supplies covered by any automobile insurance policy up to the amount of coverage limitation under such policy.

     38.  For orthotic devices.

The Company shall determine whether a service or supply is covered under this Policy or excluded from coverage under this Policy.



VIII. GENERAL PROVISIONS

1. Notice of Claim


Written notice of claim must be furnished to the Company within 90 days after Covered Medical Services have been rendered to the Covered Person. A notice of claim form may be obtained from CHI or the Policyholder. However, in case of a claim for which the Policy provides any periodic payment contingent upon continued provision of Covered Medical Services, this notice may be furnished within 90 days after termination of each period for which the Company is liable. Failure to furnish the notice of claim within the time required will not invalidate nor reduce any claim if it is not reasonably possible to give the notice of claim within 90 days, provided the notice of claim is furnished as soon as reasonably possible. However, except in the absence of legal capacity of the claimant, the notice of claim may not be furnished later than one year from the date when the notice of claim was originally required.

2. Time for Payment of Claim


Benefits payable under the Policy will be paid promptly upon receipt by CHI of satisfactory notice of claim, unless the Policy provides for periodic payment. Where the Policy provides for periodic payments, the benefits will accrue and be paid monthly, subject to satisfactory notice of claim.

3. Payment of Claims

All or any portion of any indemnities provided by the Policy on account of hospital, nursing, medical or surgical services may, at the Company's option, be paid directly to the hospital or other persons rendering such services; but it is not required that the service be rendered by a particular hospital or person. Any payment made by the Company in good faith pursuant to this provision will fully discharge the Company's obligation to the extent of the payment. The Covered Person may request that payments not be made pursuant to this provision. The request must be made in writing and must be given to the Company not later than the time of filing notice of claim. Payment made prior to receipt of the Covered Person's written request at the Company's principal executive office will be deemed to be payment made in good faith.

The Covered Person shall be responsible for the payment of all charges for any service or supply in excess of the Reasonable and Customary Charges or otherwise not covered by this Policy.

4. Renew and Appeal Procedures

Reviews of Pre-Certification Denials

If a Covered Person is denied coverage for a procedure during the pre-certification process described in Article V, the Covered Person will be advised of the reason(s) for the denial and of his or her right to a prompt review by a person who did not participate in the denial decision.

If a review is requested, in addition to reviewing the reasons for the denial, CHI may discuss the case with the treating Physician in an effort to agree on care that would be covered under the Policy.

If the review does not result in a satisfactory resolution, the Covered Person will receive a written notice explaining the reason(s) for the denial.

Appeals of Denied Claims or Other Denials

If a Covered Person is denied coverage for a claim or denied coverage for a procedure during pre-certification process, the Covered Person will be advised in writing of the reason(s) for the denial. This notice will set forth the reasons for such denial. If the Covered Person wishes to appeal this decision, the Covered Person may write to the address which appears on the notice (to the attention of the person who signed the letter, if any).

The Covered Person may appeal a denial of benefits within 30 days of the date of the rejection by sending a letter stating why the Covered Person thinks the claim should not have been denied, including a copy of the denial letter and with any additional claim. The Policyholder number, claim number, if any, and the date of service for which benefits were denied must be included will become final and incontestable.

Upon receipt of the letter and any additional information the Covered Person provides, the Covered Person's records will be reviewed; and the results of this review will be sent to the Covered Person promptly. In unusual cases, as when review of the claim or denial of coverage requires examination by medical personnel, including consulting physicians, the review may be extended.

5. Choice of Physician

Each Covered Person has free choice of any Physician, Hospital or other provider.

6. Time Limit on Certain Defenses

No claim for loss incurred after one year from commencement of the individual Covered Person's insurance will be reduced or denied on the grounds that the disease or physical condition existed prior to the commencement of the Covered Person's insurance.

7. Contract

The entire contract between the Company and the Policyholder consists of the Policy, the Summary of Benefits and the applications of the Policyholder and each Covered Employee. All statement contained in the applications will, in the absence of fraud, be deemed representations and not warranties. No statement made by an applicant for insurance will be used to void the insurance or reduce the benefits, unless contained in a written application and signed by the applicant. No agent has the authority to make or modify the Policy, or to extend the time for payment of premiums, or to waive any of the Company's rights or requirements.

No modification of the Policy will be valid unless evidenced by an endorsement or amendment of the Policy, signed by an executive officer of the Company and delivered to the Policyholder.

8. Incontestability

The validity of a Covered Person's insurance will not be contested, except for non-payment of premium, after his or her insurance under the Policy has been continuously in force for one year during his or her lifetime. No statement made by a Covered Employee relating to his or her insurability or that of his or her Dependents will be used in defense to a claim under the Policy unless: (a) it is contained in a written application signed by the Covered Employee; and (b) a copy of the application has been furnished to the Covered Employee or to his or her beneficiary.

9. Misstatements of Age


If the age of any Covered Person has been misstated, an equitable adjustment will be made in the premiums or, at the Company's discretion, the amount of insurance payable. Any premium adjustment will be based on the premium that would have been charged for the same coverage on a Covered Person of the same age and similar circumstances.

10. Physical Examination and Autopsy


The Company, at its own expense, will have the right and opportunity to examine a Covered Person, when and as often as may reasonably be required during the pendency of a claim under the Policy and to make an autopsy in case of death, where it is not forbidden by law.

11. Legal Action


No action at law or in equity may be brought to recover on the Policy unless and until the expiration of 60 days after notice of claim has been furnished to CHI in accordance with the requirements of this Policy. No such action may be brought after the expiration of three (3) years after the time notice of claim is required to be furnished.

12. Conformity With State Statutes


Any provision of the Policy which, on its Effective Date, is in conflict with the statutes of the state in which it is issued, is hereby amended to conform to the minimum requirements of those statutes.

13. Assignment


No assignment of the Policy, or any part of it, will be binding on the Company unless approved in writing by the President or Executive Vice President of the Company. The Company does not assume any responsibility for the validity of any assignment.

14. Rights of Employees


This Policy does not provide any benefit not specifically described herein. This Policy does not constitute a contract of employment and does not affect the right of the employer to discharge any Employee.

15. Facility of Payment


If, in the opinion of the Company, a Covered Person is not competent to execute a valid release for payment of any benefit to which he is entitled under this Policy, the Company may, but shall not be required to, make payment to such individual(s) or institution(s) as have assumed the care and support of such Covered Person. In the event the Covered Person dies before payment is made to him of all benefits to which he is entitled under the Policy, the Company may, but shall not be required to, make payment to such individual(s) or institution(s) as may be, in the opinion of the Company, equitably entitled thereto, including without limitation, individual(s) or institution(s) to which the Covered Person may have assigned such benefits prior to his death. Any payment made in accordance with the foregoing provisions shall fully discharge the Company to the extent of such payments.

16. Right to Receive and Release Information


For the purpose of determining the applicability of and implementing the terms of the provisions of the Policy, the Company may release to, or obtain from, any other plan or policy administrator, insurance company, or other organization or individual any information, concerning any individual, which the Company consider to be necessary for those purposes. Any individual claiming benefits under this Policy will furnish the information that may be necessary to implement the provisions.

17. Deductible Amounts


For each Covered Medical Expense, the individual Deductible Amount stated in the Schedule of Benefits must be incurred with respect to a Covered Person before benefits become payable. If, during a calendar year, such deductibles are equal to the family Deductible Amount shown in the Schedule of Benefits, no further deductible amount shall apply with respect to any remaining expenses incurred by members of that Family Unit during the remainder of that calendar year.

18. Incorporation of Summary of Benefits


The Summary of Benefits is hereby incorporated in and made a part of this Policy.



IX. CONTINUATION OF COVERAGE

1. Consolidated Omnibus Budget Reconciliation Act of 1985, As Amended ("COBRA")


     Upon timely notice from the Employer, CHI will make available continuation coverage, as required by COBRA, for all Covered Persons determined to be qualified beneficiaries, as defined in Subsection 162(k)(7)(B) of the Internal Revenue Code, as amended from time to time, and Subsection 607(3) of the Employee Retirement Income Security Act (ERISA), as amended from time to time. The Employer shall retain full responsibility for notifying Covered Persons of their rights to continuation coverage and administering the exercise of continuation rights, as required by COBRA. CHI shall have no obligation to ensure that any notices received from the Employer comply with the requirements of COBRA. For purposes of COBRA, CHI is not the plan administrator.

     A.   Each Covered Employee has a right to continue coverage if:

          1. Employment with the Employer ends for a reason other than gross misconduct; or

          2.   Work hours are reduced which result in a loss of coverage.

     B.   Each Covered Dependent has a right to continue coverage if:

          1. The Covered Employee's employment with the Employer ends for a reason other that gross misconduct;

          2.   The Covered Employee's work hours are reduced;

          3.   The Covered Employee dies;

          4. In the case of the Covered Employee's spouse, when such spouse ceases to be an Eligible Dependent as a result of divorce or legal separation;

          5.   The Covered Employee becomes entitled to Medicare; or

          6. In the case of a Dependent child, when such child no longer satisfies the eligibility requirements for coverage as an Eligible Dependent under this Agreement.

     Similar rights may apply to certain retirees and their dependents if the employer commences certain bankruptcy proceedings and these individuals lose coverage.

     Under COBRA, the Covered Employee or a family member has the responsibility to inform the Employer of a divorce, legal separation, or a child losing dependent status under the Employer's health plan within 60 days of the later of the date of the event or the date on which coverage would end under the plan because of the event. The Employer has the responsibility to notify the Employer of the Covered Employee's death, termination of employment, reduction in hours or Medicare entitlement.

     When the Employer is notified that one of these events has happened, the Employer will in turn notify the qualified beneficiary within 14 days of the notification that he/she has the right to choose continuation coverage. The qualified beneficiary has at least 60 days from such notification or the qualifying event, whichever date is later, to inform the Employer of his or her decision to elect continued coverage. The qualified beneficiary will then have 45 days after notifying the Employer of his or her decision to pay the retroactive premium.

     In the case of the Covered Employee's termination of employment or reduction in work hours, the coverage may be continued for up to 18 months. The 18 months of coverage may be extended to 36 months if one of the other events described in Part B above occurs to a dependent within the initial 18 months of coverage. The qualifying events listed in Part B, other than B(1) and B(2), will entitle the dependents for up to 36 months of continuation coverage. The 18 months may also be extended to 29 months if an individual is determined to have been disabled for Social Security disability purposes at the time of the initial qualifying event and the Employer is notified of the disability of the Social Security Administrator determination within 60 days of its disability determination. The affected individual must also notify the Employer within 30 days of any final determination that the individual is no longer disabled.

However, coverage will cease earlier if one of the following events occurs:

     1. The Employer ceases to provide any group health insurance to any of its employees;

     2. The qualified beneficiary fails to make timely payments of any premium required;

     3. The qualified beneficiary is covered under another group health plan that does not contain any exclusion or limitation with respect to any preexisting condition that the qualified beneficiary may have.

     4.   The qualified beneficiary is entitled to benefits under Medicare; or

     5. The qualified beneficiary extended coverage for up to 29 months due to a disability and there has been a final determination that the qualified beneficiary is no longer disabled.

2. Employee Conversion Option


When a Covered Employee's coverage under this Policy terminates for reasons other than failure to make the required premium contributions, the benefits may be converted to an individual policy (the "Converted Policy.) issued by the Company.

This conversion privilege is available:

(a) to an Eligible Employee if s/he has been continuously insured under this Policy for at last three (3) months immediately prior to the termination;

(b) to an Eligible Dependent spouse if the coverage terminates because of his or her spouse/Employee's death, or because of divorce or annulment of marriage; and

(c) to an Eligible Dependent child if the coverage terminates because of the Eligible Dependent's age or because of the death of his or her parent/Covered Employee.

The conversion privilege is not available to any Covered Person if:

(i) if the Covered Person is, or is eligible to be, within 31 days of termination of coverage under this Policy, covered for similar benefits by:
     (1) another group plan, medical service subscriber contract, medical practice or other prepayment plan, or (2) any governmental program;

(ii) if issuing the Converted Policy to the Covered Person would result in over-insurance, as determined by CHI; or

(iii) if coverage under the Policy terminated because any required premium contribution was not paid when due.

Application and payment of the first premium under the Converted Policy must be made to the Company within 31 days immediately following termination of coverage under this Policy.

If continuation of coverage as described above is elected, this conversion option will apply at the end of the maximum continuation period under this Policy.

The Converted Policy will be issued as follows:

(A) The Covered Policy will in the form CHI has them available for conversion which is most similar to the coverage being converted. The coverage under the Converted Policy may be different from the coverage provided under this Policy;

(B) The Converted Policy may exclude any condition for which the Covered Person was not covered under this Policy, provided a 12-month period has not elapsed from the original Effective Date of this Policy; and

(C) The premium payable for the Converted Policy will be based on the CHI's rate then applicable to the class of risk to which the Covered Person belongs, the age of the Covered Person, and the form and amount of coverage provided, on the effective date of the Converted Policy.

If the Covered Employee and one or more of his Dependents were covered by the Policy, the Converted Policy must cover all previously insured Covered Persons who are eligible for conversion coverage. The Company may, at its option, issue a separate Covered Policy to cover any Dependent.

3. Extension of Benefits Upon Termination of Policy

Except as set forth below, if the Covered Person is an Inpatient on the day coverage under this Policy terminates, the benefits of coverage under this Policy shall be provided until the earlier of:

A. the date on which the maximum amount of benefits under this Policy has been paid; or

B.   the date on which the Inpatient stay ends; or

C.   the 90th day after the date of termination.

If this Policy is terminated because the Employer participates in or obtains medical coverage under a health benefit plan or arrangement made available by another organization, the liability of CHI shall cease as of the date of such termination, and no benefits will be provided for any services or supplies provided after such date.

X. COORDINATION OF BENEFITS

     All benefits provided under this Policy are subject to this Article, and will not be increased by virtue of this Article.

1. Definitions

In addition to the Definitions set forth in Article XV of this Policy, the following definitions only apply to this Article:

a. "Plan" means any plan providing benefits or services for or by reason of medical or dental care or treatment, which benefits or services are provided by:

     (1)  group, blanket or franchise insurance coverage;
     (2) service plan contracts, group practice, individual practice and other prepayment coverage;
     (3) any coverage under labor-management trusteed plans, union welfare plans, employer organization plans, or employee benefit organization plans; or
     (4) any coverage under governmental programs, and any coverage required or provided by any statute.

The term "Plan" shall exclude any school accident-type coverages or group or group-type hospital indemnity benefits of S100 per day or less.

b. "Dependent" means, for any Plan, any person who qualifies as a Dependent under that Plan.

c. "Allowable Benefits" means the eligible charges for Covered Medical Services under this Policy.

d. "Benefits Paid or Payable" means the amounts actually paid for Covered Medical Services.

2. Effect on Benefits

     a. This Article shall apply in determining the benefits of this Policy if, for Covered Medical Services received, the sum of the Benefits Payable under this Policy and the Benefits Payable under other Plans would exceed the Allowable Benefits.

     b. Except as provided in Subsection c. of this Section 2, the Benefits Payable under this Policy for Covered Medical Services will be reduced so that the sum of the reduced benefits and the Benefits Payable for Covered Medical Services under other Plans does not exceed the total of Allowable Benefits.

     c. If: (1) the other Plan contains a provision coordinating its benefits with those of this Policy and its rules require the benefits of this Policy to be determined first, and (2) the rules set forth in Subsection e. of this Section 2 require the benefits of this Policy to be determined first, then the benefits of the other Plan will be ignored in determining the benefits under this Policy.

     d. If the other Plan does not include a coordination of benefits provision, such Plan will be primary.

     e.   If the other Plan does include a coordination of benefits provision:

          (1) The Plan covering the patient other than as a Dependent will be primary.

          (2) Where both Plans cover the patient as a dependent child, the Plan covering the patient as a dependent child of a parent whose date of birth, excluding year of birth, occurs earlier in a calendar year shall be the primary Plan. But, if both parents have the same birthday, the Plan which covered the parent longer will be the primary Plan. If the parents are separated or divorced, the following will apply:

               (a) The Plan which covers the child as a Dependent of the parent with custody will be the primary Plan.

               (b) If the parent with custody has remarried, the Plan which covers the child as a Dependent of the stepparent with custody will determine its benefits before the Plan covering the child as a Dependent of the parent without custody.

               (c) Where there is a court decree which establishes financial responsibility for the health care expenses of the dependent child, the Plan which covers the child as a Dependent of the parent with such financial responsibility will be the primary Plan as long as the Plan of that parent has actual knowledge-of the court decree.

               (d) If the specific terms of the court decree state that the parents shall share joint custody, without stating that one of the parents is responsible for the health care expenses of the child, the plans covering the child shall follow the order of benefit determination rules outlined in the first paragraph of 2. e. 2).

               In the event CHI is coordinating with a Plan that uses the male/female rule regarding dependent children, the introductory paragraph of this clause (2) shall be replaced with to the following introductory paragraph:

                    Where both Plans cover the patient as a dependent child, the Plan covering the patient as a dependent child of a male will be the primary Plan, except that if the parents are separated or divorced, the following will apply:

     (3) Where the determination cannot be made in accordance with. clause (1) or (2) above, the Plan which has covered the patient for the longer period of time will be the primary Plan; provided that,

               (a) the benefits of a plan covering the person as an employee other than a laid-off or retired employee or as the Dependent of such person shall be determined before the benefits of a plan covering the person as a laid-off or retired employee as a Dependent of such person; and

               (b) if either Plan does not have a provision regarding laid-off or retired employees, and, as a result, the benefits of each plan are determined after the other, then the provisions of clause (3)(a) above shall not apply.

f. Services provided under any governmental program for which any periodic payment of rate is made by the Covered Person shall always be the primary Plan, except when prohibited by law, or when the Covered Person has elected Medicare secondary.

3. Facility of Payment

Whenever payments should have been made under this Policy in accordance with this Article, but the payments have been made under any other Plan, CHI has the right to pay to any organization that has made such payment any amount it determines to be warranted to satisfy the intent of this Article. Amounts so paid shall be deemed to be Benefits Paid under this Policy and to the extent of the payments for Covered Medical Services, CHI shall be fully discharged from liability under this Policy.

4. Right of Recovery

     a. Whenever payments have been made by CHI for Covered Medical Services in excess of the maximum amount of payment necessary at that time to satisfy the intent of this Article, irrespective of to whom paid, CHI shall have the right to recover the excess from among the following, as CHI shall determine: any person to or for whom such payments were made, any insurance company, or any other organization.

     b. The Covered Employee, personally and on behalf of his or her Covered Dependents shall, upon request, execute and deliver such documents as may be required and do whatever else is reasonably necessary to secure CHI's rights to recover the excess payments.

5. CHI shall not be required to determine the existence of any Plan or amount of Benefits Payable under any Plan except this Policy, and the payment of benefits under this Policy shall be affected by the Benefits Payable under any and all other Plans only to the extent that CHI is furnished with information relative to such other Plans by the Employer or Covered Person or any other insurance company or organization or person.

6. When the benefits are reduced under the primary Plan because a Covered Person does not comply with the Plan articles, or does not maximize benefits available under the primary Plan, the amount of such reduction will not be considered an Allowable Benefit. Examples of such provisions are those related to second surgical opinions and pre-certification of admissions and services.

7. CHI may, without the consent or notice to any person, release to or obtain from any other insurance company, or other organization or person, any information, with respect to any Covered Person which CHI deems necessary to determine the applicability of, and implement the terms of, this Article, or any similar provision of any other Plan. Any person claiming benefits under this Policy will furnish to CHI any information necessary to implement this Article.



XI.  MEDICARE

When a Covered Person is eligible for Medicare, that person must sign and deliver an election card to the Company, stating whom that Covered Person wants to be his primary insurer. If the Covered Person elects Medicare as his primary source of coverage and belongs to a group covered by the Policy covering twenty
(20) persons or more, all Policy benefits otherwise payable to that Covered Person shall discontinue. If belonging to a covered group of less than twenty
(20) persons, all Policy benefits otherwise payable with respect to the Covered Person will be reduced by any service or supply provided, or any benefits paid or payable, under Part A and Part B of Medicare.

For the purposes of this Article, benefits will be paid on the basis that the Covered Person is covered by both Part A and Part B of Medicare. If the Covered Person should not receive benefits under either Part A or Part B because of:

     (a)  failure to enroll when required;

     (b) failure to pay any premiums that may be required for full coverage of the person under Medicare; or

     (c) failure to file any written request or claim required for payment of Medicare benefits;

the Company will make determination of the total benefits that would have been payable under Medicare in the absence of this failure.

"Part A" means the "Hospital Insurance Benefits for the Aged" portion of Medicare.

"Part B" means the "Supplementary Medical Insurance for the Aged" portion of Medicare.

XII. SUBROGATION

In the event of any payment under the Policy, the Company will, to the extent of the payment under the Policy, be subrogated to all the rights of recovery of the Covered Person arising out of the acts or omissions of any person or organization. The Covered Person hereby agrees to reimburse the Company for any benefits paid hereunder, out of any moneys recovered from any person or organization as the result of judgment, settlement or otherwise. After any benefits under this Policy are paid by the Company, the Covered Person also agrees to execute and deliver all necessary instruments and to furnish such information and such reasonable assistance as may be required to facilitate enforcement of its rights hereunder. In the event the Company recovers an amount greater than the benefit paid, the excess, will be paid to the Covered Person. The Covered Person shall do nothing after loss to prejudice these rights. This Article will not apply, however, to a recovery obtained by any Covered Person from any insurance company on a policy under which the Covered Person is entitled to indemnity as a named insured person or an insured Dependent of a named person. For purposes of this Article only, "Covered Person" will include anyone receiving payment under the Policy, either directly or indirectly.

This Article does not pertain to medical malpractice insurance pursuant to Pennsylvania Law, Chapter 4, Article VI, Section 602 (40 P.S. Section 1301.602), and is limited for Pennsylvania No-Fault Insurance pursuant to Pennsylvania Law Chapter 4, Article VI(J), Section III(4) (40 P.S. Section 1009. 111), as now constituted or later amended.

The Subrogation rights under this Article shall be enforced only to the extent and at those times permitted by law and shall not be enforceable to the extent prohibited by any Pennsylvania statute or regulation.

XII. POLICYHOLDER/EMPLOYER PROVISIONS

Premiums

1. The premiums for this Policy shall be based upon the administrative requirements of CHI and the cost of Covered Medical Services and shall be payable in advance according to the mode of payment agreed upon. At the end of the first calendar year or at any time thereafter, the premiums for this Policy may be readjusted by CHI based upon the experience under the Policy.

2. The Employer is solely responsible for the payment of premiums with respect to its Covered Employees and their Covered Dependents. Payment shall be made directly to CHI.

3. The first premium will be the sum of the individual premiums determined by applying the premium rates, shown in the initial schedule of premium rates, to the amount of insurance then in force at the respective ages of the Covered Persons insured on the Effective Date of the Policy. The premium for each successive month will be the sum of the individual premiums determined by applying the premium rates then in effect to the amount of insurance then in force at the respective ages of the Covered Persons insured on the premium due date.

4. The premium rates will be guaranteed for the first twelve (12) months following the issuance of the Policy. CHI reserves the right to change, after such guaranteed period, the premium rates by written notice to the Policyholder at least thirty (30) days prior to the date of the change.

5. Any change in premium rates necessitated by an amendment of the Policy will be effective on the effective date of the amendment. If the effective date of the amendment is any day other than the premium due date, then a pro rata premium adjustment will be made to the applicable month.

6. There will be no premium adjustment for Covered Person who may be added or terminated between premium due dates. If notice of a Covered Person's termination received by CHI more than thirty (30) days after their termination, any unearned premium will be credited only from the first premium due date prior to the receipt of such notice. This provision will not extend the Covered Person's insurance beyond the termination date.

Grace Period

If the Policyholder has not previously given written notice to CHI that the Policy is to be discontinued, the grace period of thirty one (31) days will be granted to the Policyholder for payment of every premium after the first premium. During the grace period, the Policy will continue in force, unless prior to the date payment was due the Policyholder gave timely written notice to CHI that the Agreement is to be canceled. If the premiums are not paid within the grace period, the Policy will be discontinued, but the Policyholder will still be liable to CHI for all unpaid premiums, including the premiums for the grace period. If during the grace period CHI receives written notice from the Policyholder that the Policy is to be discontinued, the Policy will be discontinued on the date notice is received, but the Policyholder will still be liable to CHI for the payment of all premiums then unpaid, together with a pro rata premium for the period commencing with the date on which the last premium became due and ending with the date of receipt of written notice by CHI.


Term of Policy and Right to Terminate

This Policy is issued for an indefinite term, commencing on the Effective Date shown on the face page. The Policy continues in force, so long as premiums are paid when due, until terminated in accordance with the terms of this Policy.

The Policyholder may terminate the Policy by giving written notice to CHI. Termination by the Policyholder will be effective on the latter of: (a) the day specified in the notice; or (b) the day the notice is received by CHI. CHI may terminate any or all insurance under the Policy, as of any premium due date, by giving written notice to the Policyholder at least thirty (30) days prior to that date.

Notice


Written notice to the Policyholder will be deemed to be effective on the date it is placed in the United States mail, postage prepaid and properly addressed to the principal place of business of the Policyholder. Notice will be deemed to be properly addressed if it reflects the last address provided to CHI by the Policyholder.

Individual Certificates

CHI will issue a Summary of Benefits, describing the insurance protection to which each Covered Person is entitled and to whom payable. Copies of the Summary of Benefits will be issued to the Policyholder for delivery to each Covered Employee.

Registry

The Policyholder shall furnish CHI with:

     (a) the names of all individuals initially eligible for insurance or who later become eligible for insurance under the Policy, even if they do not become insured;

     (b) the names of all Covered Persons who become insured or whose insurance terminates, together with the respective date; and

     (c) any information required to initiate, maintain or terminate coverage on each Eligible Person.

CHI will have the right, at reasonable times, to inspect all books and records of the Policyholder which relate to the insurance under the Policy.

XIV. DEFINITIONS

For the purposes of this Policy, unless the context clearly indicates otherwise, the following words and phrases have the following meanings. The following words and phrases are not intended to imply that coverage for them is provided under this Policy.

Ambulatory Surgical Facility - A specialized facility licensed, where required, to render surgical procedures on an Out-Patient basis, which has an organized staff of Physicians, has been approved by the Joint Commission on Accreditation of Health Care Organizations, the Accreditation Association for Ambulatory Healthcare, Inc., or CHI, and which:

1. has permanent facilities and equipment for the primary purpose of performing surgical procedures on an Out-Patient basis;

2. provides treatment by or under the supervision of Physicians and nursing services whenever the patient is in the facility;

3.   does not provide Inpatient accommodations;

4. provides the full-time services of one or more RNs for patient care in the operating rooms and in the post-anesthesia recovery room; and

5. provides at least one operating room and at least one post-anesthesia recovery room; is equipped to perform diagnostic x-ray and laboratory examinations; and has available trained personnel and necessary equipment to handle foreseeable emergencies;

6. maintains a written agreement with at least one Hospital in the area for immediate acceptance of patients who develop complications or require post-operative confinement; and

7. is not, other than incidentally, a facility used as an office or clinic for the private practice of a Professional Provider.

Birthing Center - A free-standing facility licensed, where required, to provide maternity care, which:

1. Is organized and staffed to provide prenatal care, delivery and immediate post-partum care;

2. Is directed by at least one Physician who is a specialist in obstetrics and gynecology;

3. Has a Physician or certified nurse midwife present at all births and during the immediate post-partum period;

4. Has at least two (2) beds or two (2) birthing rooms for use by patients while in labor and during delivery;

5. Has the capacity to administer a local anesthetic and to perform minor surgery. This includes episiotomy and repair of perineal tear;

6.   Accepts only patients with low risk pregnancies; and

7. Has a written agreement with a Hospital in the area for emergency transfer of a patient or a child.

CloseRelative - The Covered Person, his or her spouse, a child, brother, sister, or parent of the Covered Person or his or her spouse.

Company - Corporate Health Insurance Company, a Minnesota corporation, and its successor, if any.

Co-payment - The flat, fixed-dollar amount which shall be payable by a Covered Person pursuant to this Policy to a provider of services or supplies, regardless of, but not in excess of, the charge for such services or supplies, such amount to be set forth in the Schedule of Benefits with respect to applicable Covered Medical Service.

Cosmetic Surgery - Any surgery not Medically Necessary, including, without limitation, ear piercing, rhinoplasty or lipectomy, except cosmetic surgery resulting from the complication of such Cosmetic Surgery.

Covered Dependent - Any Eligible Dependent whose coverage became effective and has not terminated.

Covered Employee - Any Eligible Employee whose coverage became effective and has not terminated.

Covered Person - Any Eligible Employee or Eligible Dependent whose coverage became effective and has not terminated.

Covered Medical Services - Those services and supplies which are Medically Necessary and are otherwise covered by this Policy and for which charges are Reasonable and Customary.

Custodial Care - Any type of care that does not require the skills of technical or professional personnel or are not furnished by or under the supervision of such personnel or does not otherwise meet the requirements of post-hospital Skilled Nursing Facility Care. Custodial Care includes, but is not limited to:

o Help in walking, getting into or out of bed, bathing, dressing, eating and other functions of daily living of a similar nature;

o General supervision of exercise programs including carrying out of maintenance programs of repetitive exercises that do not need the skills of a therapist and are not skilled rehabilitation services;

o    Bowel training and management;

o General safety/health precautions and preventive procedures such as turning to prevent bedsores; and

o    Providing patient recreation and/or companionship.

Deductible Amount - The amount of charges for Covered Medical Services a Covered Person must incur and pay during the calendar year under this Policy. The Deductible Amount will differ depending upon whether the Covered Person is covered under an individual coverage or a family coverage. If covered under an individual coverage, the Covered Person must pay the Deductible Amount for "individual," as set forth in the Schedule of Benefits, before becoming entitled to benefits under the Policy. If covered under a family coverage, the Covered Person and his or her Family Unit must pay the Deductible Amount for "family," as set forth in the Schedule of Benefits, before becoming entitled to benefits under the Policy.

Dentist - Licensed Doctor of Dental Surgery or Doctor of Dental Medicine.

Dependent - Includes a spouse or child, whether by birth or adoption, of an Eligible Employee.

Detoxification - The process whereby an alcohol or drug intoxicated or alcohol or drug dependent person is assisted, in a facility licensed by the Department of Health, through the period of time necessary to eliminate, by metabolic or other means, the intoxicating alcohol or drug, alcohol or drug dependent factors or alcohol in combination with drugs, as determined by a licensed Physician, while keeping the physiological risk to the patient at a reasonable minimum.

Diagnostic Services - the following procedures prescribed by a Professional Provider because of specific symptoms to determine a definite condition or disease. Diagnostic Services include, but are not limited to:

A.   diagnostic radiology, consisting of x-ray, ultrasound and nuclear medicine;

B.   diagnostic pathology, consisting of laboratory and pathology tests;

C. diagnostic medical procedures, consisting of ECG, EEG, and other diagnostic medical procedures; and

D.   allergy testing consisting of percutaneous, intracutaneous and patch tests.

Durable Medical Equipment - Equipment prescribed by the attending Physician which is:

     - Not primarily and customarily used for non-medical purposes;
     - Designed for prolonged use; and
     - For a specific therapeutic purpose in the treatment of an Illness or Injury.

Durable Medical Equipment includes, but are not limited to, prosthetic appliances and orthopedic braces.

Educational - a service or supply the primary purpose of which is to provide the Covered Person with any of the following training in the activities of daily living: instruction in scholastic skills such as reading and writing; preparation for occupation; or treatment for learning disabilities.

Eligible Dependent - Any Eligible Employee's Dependent who satisfies the eligibility requirements of Article I.

Eligible Employee - Any active employee full-time of the Policyholder who regularly works at least 30 hours per week and otherwise satisfies the eligibility requirements of Article I.

Emergency Services - Medical services required for the initial treatment of a Medical Emergency. These services shall not include treatment for occupational injury for which benefits are covered under workers' compensation law or similar occupational disease law. The condition of the Covered Person must be of sufficient severity to warrant immediate attention.

Employer - The Policyholder.

Evidence of Good Health - A statement from an Eligible Employee or an Eligible Dependent attesting to the "good health" of such person or his or her Eligible Dependents. A standard form available from the Policyholder's human resources department will be provided for this purpose. The Eligible Employee or the Eligible Dependent is responsible for any and all related costs.

Experimental or Investigative - the use of any treatment, procedure, facility, equipment, drug, or drug usage device or supply which the general medical community does not accept as standard medical treatment of the condition being treated, or any such items requiring federal or other governmental agency approval which approval has not been granted at the time the services were rendered.

Family Unit - A Covered Employee and his or her Covered Dependents.

Home Health Agency - Any organization certified as a home health agency under the Medicare law or otherwise approved by CHI for the delivery of non-Physician patient care in the home of a Covered Person.



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

Home Health Plan - A program for care and treatment of a Covered Person established and approved in writing by such Covered Person's attending Physician, together with such Physician's certification that the proper treatment of the Injury or Illness would require confinement as a resident Inpatient in a Hospital or confinement in a Skilled Nursing Facility the absence of services and supplies provided as part of the Home Health Plan.

Home Health Services - Those items and services defined as "home health services" in the Medicare law and set forth in 42 CFR Part 417.101 et seq.

Hospice - A facility which is licensed as such, where required, and provides short periods of stay for a Terminally Ill Person in a home-like setting for either direct care or respite care. This facility may be either free-standing or affiliated with a Hospital. It must operate as an integral pan of the Hospice Care Program.

Hospice Care Program - A formal program directed by a Physician to help care for a Terminally Ill Person. This may be through either:

o A centrally-administrated, medically directed and nurse coordinated program which

        - Provides a coherent system primarily of home care; and
        - Is available 24 hours a day, seven (7) days a week; or

o    Confinement in a Hospice.

The program must meet standards set by the National Hospice Organization and approved by CHI. If such a program is required by a state to be licensed, certified, or registered, it must also satisfy such requirement.

Hospice Services - Services and supplies furnished or arranged by a Hospice to a Terminally Ill Person.

Hospital - An institution accredited as a Hospital by the Joint Commission on Accreditation of Health Care Organizations, the Bureau of Hospitals of the American Osteopathic Association or under Medicare Law, or as otherwise determined by CHI as meeting reasonable standards, which:

1.   is a duly licensed, where required, and

2. is primarily engaged in providing Inpatient-diagnostic and surgical and therapeutic services for the diagnosis, treatment and care of injured or ill persons by or under the supervision of Physicians, and

3. provides 24-hour nursing service by or under the supervision of Registered Nurses; and

4. is not a Skilled Nursing Facility, Custodial Care home, health resort, spa or sanitarium, place for rest, place for the treatment of Mental Illness, place for the treatment of Substance Abuse or Dependency, Hospice, rehabilitation center, or place for the treatment of pulmonary tuberculosis.

Illness - Sickness or disease which requires medical service or supply covered by this Policy.

Injury - Bodily harm which results from an accident and which requires medical service or supply covered by the Policy.

Inpatient - A person who is admitted to a Hospital, a Psychiatric Hospital, a Skilled Nursing Facility or a Substance Abuse Treatment Facility and incurs room and board charges.



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L.P.N. - A full-time licensed practical nurse, other than a Close Relative, who is recognized by the state in which care is given as qualified to perform limited nursing functions.

Medical Emergency - a sudden, unexpected onset of a medical condition manifesting itself by acute symptoms or a traumatic bodily injury resulting from an accident, which is of sufficient severity that the absence of immediate medical attention could reasonably result in:

1. Death of the Covered Person;
2. Serious harm the Covered Person's health; or
3. Serious or permanent impairment to bodily functions or any bodily organ or part.

The non-availability of a private Physician or the fact that the Physician may refer the Covered Person to the emergency room does not, by itself, constitute a Medical Emergency. Medical Emergencies include, but are not limited to:.

(a) uncontrolled or excessive bleeding;
(b) suspected heart attack;
(c) inability to breath;
(d) appendicitis;
(e) serious burns;
(f) poisoning;
(g) severe pain and suffering; and
(h) convulsion or unconsciousness

Medically Necessary - Medical service or supply which is provided by a Professional Provider for the diagnosis or the direct care and treatment of a Covered Person's Injury or Illness and which is:

1. Appropriate for the symptoms and diagnosis or treatment of the Covered Person's Injury or Illness; and

2.   In accordance with current standards of good medical practice.

Confinement as an Inpatient in a Hospital or other facility is considered Medically Necessary when the Covered Person needs to be confined because of the nature of the services being delivered the Covered Person or when treatment for his or her condition cannot be given safely and adequately if performed on an Out-Patient basis.

Medicare - The programs health care for the aged and the disabled established by Title XVIII of the Social Security Act, as first enacted by the Social Security Amendment of 1965 or as later amended.

Mental Illness - An emotional, nervous or mental disorder means a neurosis, psychoneurosis, psychopathy or psychosis and mental, emotional or nervous disorder without demonstrable organic origin.

Mental Health Treatment Facility - A facility, licensed by the Department of Health, for the care or treatment of person with a Mental Illness and in which services are provided by or under the supervisions of a Physician.

Military Service - Service in any Army, Navy, Air Force, Marines, Coast Guard, or other branch of the military.

Non-Hospital Substance Abuse Residential Care - The provision of medical, nursing, counseling or therapeutic services to patients suffering from alcohol or drug abuse or dependency in a residential environment, according to individualized treatment plans.

Out-Patient - A patient who receives diagnosis or treatment at a facility, but does not incur room and board charges.



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Physician - A person, other than a Close Relative of the Covered Person, who is duly licensed member of a medical profession and is practicing within the scope of his or her license.

Policy - this Comprehensive Major Medical Group Health Insurance Policy issued by the Company to the Policyholder.

Policy Enrollment Form - A printed form approved by CHI that an Eligible Employee must complete, execute and deliver to CHI to be eligible for coverage under this Policy.

Policy Year - The twelve (12) month period commencing on a date agreed to between the Policyholder and CHI or, if no such agreement exists, the twelve
(12) month period of January l through December 31 inclusive.

Pre-Certification - A certification that a Covered Person must obtain prior to receiving any of the services or supplies that are identified by the Schedule of Benefits or this Policy as needing a Pre-Certification, which certifies the proposed Hospital admission and length of stay as Medically Necessary.

Prescription Drugs - Drugs and medicines which require a prescription by a Physician to dispense and are approved by the U.S. Food and Drug Administration for general use in treating the illness or injury for which they are prescribed. Prescriptions Drugs include oral contraceptives and vitamins.

Professional Provider - a person or practitioner licensed, where required, and performing services within the scope of such licensure. The Professional Providers include:

 - R.N.                                      - optometrist
 - chiropractor                              - physical therapist
 - clinical laboratory                       - Physician
 - Dentist                                   - podiatrist
 - nurse midwife                             - psychologist

Psychiatric Hospital - An institution which is primarily engaged in providing diagnosis and therapeutic services for the Inpatient treatment of Mental Illnesses and meets all of the following requirements:

1.   Services are provided by or under the supervision of a Physician;

2.   Provides continuous nursing services under the supervision of an RN.; and

3. Is not a Skilled Nursing Facility, Custodial Care home, health resort, place for rest, place for the treatment of Substance Abuse or Dependency, Hospice, rehabilitation center, or place for the treatment of pulmonary tuberculosis.

R.N. - A registered nurse, other than a Close Relative, who is licensed in the state in which care is given to perform all nursing functions.

Reasonable and Customary Charge - Any charge which, as determined by CHI, does not exceed (i) the usual or customary fee for comparable service or supply charged by other providers of similar services or supplies in the area where the service or supply is provided and who have training, experience and professional standing comparable to those of the actual provider of the service or supply or
(ii) if no comparison exists, the reasonable fee (which may differ from the usual or customary fee) determined by CHI after considering unusual clinical circumstances and/or the actual cost of equipment and facilities involved in the treatment. When determining whether a charge is Reasonable and Customary, CHI may consider the severity of the condition being treated and any complications and unusual circumstances that may be involved.



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Schedule of Benefits - The Schedule of Benefits set forth in the Summary of
Benefits, which summarizes the benefits payable under the Policy. The terms of the Schedule of Benefits will be individually tailored to each Policyholder.

Semi-Private - A two (2) bed room in a Hospital. If the facility has no such rooms, the rate most commonly charged by similar institutions in the same geographic area.

Skilled Nursing Facility - An institution or a distinct part of an institution which is licensed, where required, or approved under state or local law, and which is primarily engaged in providing skilled nursing care and related services (on an Inpatient basis to patients requiring 24-hour skilled nursing but not requiring confinement in an acute care Hospital) as a skilled nursing facility, extended care facility, or nursing care facility approved by the Joint Commission on Accreditation of Health Care Organizations or the Bureau of Hospitals of the American Osteopathic Association, or as a certified skilled nursing facility under Medicare law, or as otherwise determined by CHI to meet the reasonable standards applied by any of the aforesaid authorities.

A Skilled Nursing Facility does not include a rest home, a home for the aged, a place for Custodial Care or educational care, or a treatment facility for alcoholism, drug addiction, or mental illness.

Social Worker - A duly licensed or certified social worker with at least two (2) years or three thousand (3,000) hours of post-masters clinical social work practice in a clinical program established by the state regulatory board or agency.

Substance Abuse or Dependency - Any use of alcohol or drugs which produces a pattern of pathological use causing impairment in social or occupational functioning or which produces physiological dependency evidenced by physical tolerance or withdrawal.

Substance Abuse Treatment Facility - A Hospital or non-Hospital facility, licensed by the Department of Health, for the care or treatment of alcohol or drug dependent persons, except for transitional living facilities.

Terminally Ill Person - A Covered Person who life expectancy is six (6) months or less, as certified by the attending Physician.

TotalDisability or Totally Disabled - A Covered Employee shall be considered totally disabled if, as a result of an illness or injury, he or she is unable to engage in any gainful occupation for which s/he is reasonably fitted by education, training, or experience, and is not performing work of any kind for wage or profit. A Covered Dependent will be considered totally disabled if, because of an illness or injury, he or she is prevented from engaging in all the normal activities of a person of like age and sex.



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